    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2002
                        REGISTRATION FILE NO. 333-_______


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           HIENERGY TECHNOLOGIES, INC.
              (Exact name of small business issuer in its charter)

           DELAWARE                     3826                91-2022980
(State or other jurisdiction of  (primary  standard      (I.R.S.  Employer
 incorporation  or organization)   industrial code)     Identification Number)

                           1601 ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA  92606
                                 (949) 757-0855
     (Address  and  telephone  number  of  principal  executive  offices)


             AGENT  FOR  SERVICE:                     WITH  A  COPY  TO:
           TOM  PASCOE,  PRESIDENT                      SHEA  WILSON
        HIENERGY  TECHNOLOGIES,  INC.             QED  LAW  GROUP,  P.L.L.C.
       1601  ALTON  PARKWAY,  UNIT  B             3200  N.W.  68TH  STREET
         IRVINE,  CALIFORNIA  92606               SEATTLE,  WASHINGTON  98117
               (949)  757-0855                        (206)  781-7887

 (Name, address, including zip code, and telephone number of agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                                  PROPOSED            PROPOSED
      TITLE OF EACH             AMOUNT            MAXIMUM             MAXIMUM
         CLASS OF               TO BE          OFFERING PRICE         AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED (1)      PER UNIT         OFFERING PRICE    REGISTRATION FEE

Common stock, par value
 $0.001 per share              7,725,346 (2)     $ 2.195 (3)       $16,957,134.47      $ 4,052.76
------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Includes 2,555,066 shares of common stock underlying options and warrants, 851,755 shares of common stock underlying shares of Series A Convertible Preferred Stock, 136,300 shares of common stock issued or to be issued to Series A Convertible Preferred stockholders as stock dividends, and 3,074,934 shares of common stock issued to common stock private placement investors. Also includes an additional 1,107,291 shares required to be registered pursuant to a registration rights agreement with the Series A Convertible Preferred stockholders.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and is based upon the average of the high and low reported prices of the Registrant's common stock on November 1, 2002.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject To Completion, dated November 6, 2002

PROSPECTUS

                                7,725,346 Shares

                                    HIENERGY
                               TECHNOLOGIES, INC.

                                  COMMON STOCK


The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board under the symbol "HIET."

The mailing address and the telephone number of our principal executive offices are 1601 Alton Parkway, Unit B, Irvine, California 92606 and 949.757.0855.

  _____________________________________________________________________________

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
  PLEASE SEE THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON
                                     PAGE 3.
  _____________________________________________________________________________

We will not receive any proceeds from the sale of the shares by the selling security holders. We may receive proceeds in connection with the exercise of options or warrants whose underlying shares may be sold in this offering.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The  date  of  this  prospectus  is  [________________],  2002.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.


                                TABLE OF CONTENTS

                                                                        PAGE NO.

Prospectus  Summary    . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Risk  Factors    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Special  Note  Regarding  Forward  Looking  Statements    . . . . . . . . . . 8
Use  of  Proceeds    . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 9
Dividend  Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Determination  of  Offering  Price   . . . . . . . . . . . . . . . . . . . . .9
Market  for  Common  Equity  and  Related  Stockholder  Matters  . . . . . . 10
Management's  Discussion  and  Analysis  of  Financial  Condition
 and Results of Operations   . . . . . . . . . . . . . . . . . . . . . . . . 12
Business        . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . 16
Management     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Certain  Relationships  and  Related  Transactions   . . . . . . . . . . . . 34
Security  Ownership  of  Certain  Beneficial  Owners and  Management . . . . 36
Selling  Security  Holders   . . . . . . . . . . . . . . . . . . . . . . . . 37
Plan  of  Distribution     . . . . . . . . . . . . . . . . . . . . . . . . . 43
Description  of  Capital  Stock   . . . . . .  . . . . . . . . . . . . . . . 45
Transfer  Agent  and  Registrar . . .  . . . . . . . . . . . . . . . . . . . 48
Changes  In  and  Disagreements  with  Accountants   . . . . . . . . . . . . 48
Interest  of  Experts  and  Counsel    . . . . . . . . . . . . . . . . . . . 48
Legal  Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Where  You  Can  Find  More  Information    . .  . . . . . . . . . . . . . . 48

Financial  Statements  Index   . . . . . . . . . . . . . . . . . . . . . . . 49

                               PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                                INVESTMENT RISKS

An investment in this offering involves risk. We have a limited operating history, and we are undercapitalized. Although we have generated some government grant revenue to date, we have a history of operating losses. We may continue to incur net losses in the future.

                                  OUR COMPANY

HiEnergy Technologies, Inc. was incorporated under the laws of the State of Washington on March 20, 2000 under the name SLW Enterprises Inc. On April 30, 2002, SLW changed its name to HiEnergy Technologies, Inc. in conjunction with a reverse acquisition of HiEnergy Microdevices, Inc., a Delaware corporation based in Irvine, California in the business of developing a stoichiometric-based technology that can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs. The acquisition of HiEnergy Microdevices by SLW occurred on April 25, 2002. HiEnergy Technologies reincorporated into Delaware on October 22, 2002. We are a development stage company.

We are developing technology capable of remote and non-intrusive, quantitative on-line determination of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures. We may cooperate with established participants in the security marketplace to market our technology through their established distribution channels.

Our technology is a "stoichiometric" confirmation senzor that identifies empirical chemical formulas and, at the same time, will also be capable of producing the image of the analyzed chemical substance. "Stoichiometry" is the scientific term for the art and science of deciphering empirical chemical formulas of unknown substances. Because stoichiometric detection produces quantitative identification of chemical formulas, it is a superior technology to "pattern recognition" confirmation detection, which only qualitatively recognizes specific chemical compounds that the detector is programmed to identify. Confirmation detectors, which "confirm" the presence or absence of substances in a scanned target, are distinct from so-called "anomaly detectors", such as x-ray scanners, which merely identify objects fitting a certain profile that require additional examination. As a general proposition, anomaly detectors will give a high rate of "false positives" that must be further inspected while confirmation detectors will identify the chemical nature of the target being scanned.

We are currently developing three detection systems, the SuperSenzor, Minisenzor and Microsenzor. These systems are being developed based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the US Department of Energy's Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the Symposium's Proceedings.

Our principal executive offices are located at 1601 Alton Parkway, Unit B, Irvine, California 92606, and our telephone number is (949) 757-0855.

                                    THE OFFERING

Common  stock  offered  by          Up  to  7,725,346  shares  of common stock
selling security holders            may  be  offered  under  this prospectus,
                                   some of which shares are or may become issuable upon exercise of warrants and options and upon conversion of shares of Series A Convertible Preferred Stock ("Series A Preferred").

                                   The ability of various selling security holders to exercise their warrants or options or convert their shares of Series A Preferred into the shares of common stock being offered under this prospectus is subject to contractual limitations.

                                   We have included in the "Selling Security Holders" section beginning on page 37 a summary of these and other shares of common stock that are covered by this prospectus.

Use  of  Proceeds                  All  proceeds  of  this  offering  will  be
                                   received by selling security holders for their own accounts. We may receive proceeds in connection with the exercise of options or warrants whose underlying shares may in turn be sold by selling security holders. Because the amount and timing of our receipt of any such proceeds are uncertain, we have not specifically identified the uses for such proceeds.

Risk  Factors                      You  should  read  the "Risk Factors" section
                                   beginning on page 3, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

OTC  Bulletin  Board  symbol       HIET


                             SUMMARY FINANCIAL DATA

The following tables summarize the consolidated statements of operations and balance sheets data for our business.


                                                                                 FOR THE PERIOD
                                               THREE MONTHS                       FROM AUGUST 21,
                                                  ENDED                          1995 (INCEPTION)
                                              JULY 31, 2002      YEAR ENDED      TO JULY 31, 2002
STATEMENT OF OPERATIONS DATA:                  (UNAUDITED)      APRIL 30, 2002   (UNAUDITED)
------------------------------------------  -----------------  ----------------  ------------
Revenues                                    $        ---         $   148,166     $   325,916
------------------------------------------  -----------------  ----------------  ------------
Loss from operations                        $  (721,740)         $(1,377,110)    $(3,405,266)
------------------------------------------  -----------------  ----------------  ------------
Net loss                                    $  (910,312)         $(1,389,530)    $(3,634,876)
------------------------------------------  -----------------  ----------------  ------------
Net loss per share                          $     (0.04)         $     (0.06)    $     (0.31)
------------------------------------------  -----------------  ----------------  ------------
Weighted average common shares outstanding   22,591,996           17,783,760      11,781,869
------------------------------------------  -----------------  ----------------  ------------

BALANCE SHEET DATA:                        AS AT JULY 31, 2002   AS AT APRIL 30,
                                              (UNAUDITED)            2002
------------------------------------------  ------------------  ----------------
Cash and cash equivalents                    $  439,575          $1,078,136
------------------------------------------  ------------------  ----------------
Total assets                                 $  940,222          $1,229,370
------------------------------------------  ------------------  ----------------
Total liabilities                            $ 1,229,575         $1,398,320
------------------------------------------  ------------------  ----------------
Stockholders' deficit                        $  (308,276)        $ (187,873)
------------------------------------------  ------------------  ----------------

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.




                          RISKS RELATED TO OUR BUSINESS

IF  OUR  LOSSES AND ACCUMULATED DEFICIT CONTINUE IN THE FUTURE, OUR BUSINESS AND
--------------------------------------------------------------------------------
OUR  STOCKHOLDERS  WILL  BE  ADVERSELY  AFFECTED.
------------------------------------------------

We have incurred net losses since our inception. For the year ended April 30, 2002, we reported a net loss of approximately $1.4 million, as compared to a net loss of approximately $288,000 for the year ended April 30, 2001. Our accumulated deficit through April 30, 2002 was approximately $2.7 million, and as of that date we had a working capital deficiency of approximately $284,000.

For the three months ended July 31, 2002, we reported a net loss of approximately $910,000. Our accumulated deficit through July 31, 2002 was approximately $3.6 million, and as of that date we had a working capital deficiency of approximately $684,000. We expect that our losses will continue further into the future. We cannot assure you that we will attain profitable operations in the future.

Our recurring losses and our accumulated deficit and working capital deficiencies at April 30, 2002, among other factors, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to qualify their opinion contained in our consolidated financial statements as of and for the years ended April 30, 2002 and 2001 to include an explanatory paragraph related to our ability to continue as a going concern. Reports of independent auditors questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing to the extent needed for our continued operations or for planned expansion, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements before making a decision to invest in HiEnergy Technologies.

SINCE  WE  ARE  A  DEVELOPMENT  STAGE  COMPANY THAT HAS NOT COMMENCED COMMERCIAL
--------------------------------------------------------------------------------
OPERATIONS,  WE  DO  NOT HAVE THE EXPERIENCE TO PREDICT WHETHER WE WILL GENERATE
--------------------------------------------------------------------------------
REVENUE  IN  THE  FUTURE.
------------------------

We are a development stage company. As a result, our business model is still in an evolving stage. Since we have not commenced commercial operations, we do not have the benefit of the many years of experience that some other companies have and can use to modify their business plans and optimize their business strategies. Our ability to generate revenue and income is unproven.

IF  WE  DO  NOT  COMPLETE  THE  DEVELOPMENT  AND  TESTING  OF OUR STOICHIOMETRIC
--------------------------------------------------------------------------------
TECHNOLOGY  AND OUR DETECTION SYSTEMS WITHIN A REASONABLE PERIOD OF TIME, WE MAY
--------------------------------------------------------------------------------
HAVE  TO  CEASE  OPERATIONS.
---------------------------

Laboratory experiments have demonstrated the basic capability of the stoichiometric technology to remotely determine the chemical formula of certain hidden substances in controlled situations. That technology must now be converted into saleable products. Experiments to increase the efficacy of the technology are ongoing. The development of products based on the technology may take longer, cost more or be more difficult than expected. We anticipate responding to the markets that present themselves at the time our products are ready to be sold, and as such, our business and marketing approach may change from time to time. No assurances can be made that the changes in the marketing of our products will meet with success. In addition, if we are unable to complete the development of our technology and at least one of our detection systems within a reasonable period of time, we may miss the opportunity to capitalize on our lead-time to market. The lost revenue associated with such a delay may negatively affect our ability to fund our operations and generate a profit.

IF  WE ARE UNABLE TO SECURE DEBT OR EQUITY FUNDING, WE MAY BE UNABLE TO CONTINUE
--------------------------------------------------------------------------------
OUR  OPERATIONS.
---------------

Our ultimate success depends on our ability to raise additional capital either through debt or equity financing. We must secure enough funds to pay our current liabilities and fund the research and development of our products and increasing operational expenses. Some of our liabilities consist of amounts owing to the IRS in taxes, interest and penalties due to the late filing of tax returns and other forms by HiEnergy Microdevices. As of April 30, 2002, we have accrued $350,000 as an estimate of the delinquent payroll taxes, interest and penalties, not including delinquent income taxes, interest and penalties, that HiEnergy Microdevices may owe to the IRS. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If unavailable, our operations could be severely limited, and we may not be able to implement our business plan in a timely manner or at all. If equity financing is used to raise additional working capital, the ownership interests of our existing stockholders will be diluted.

OUR  OPERATING  RESULTS  ARE  LIKELY  TO  FLUCTUATE  SIGNIFICANTLY,  WHICH COULD
--------------------------------------------------------------------------------
INCREASE  THE  VOLATILITY  OF  OUR  STOCK  PRICE.
------------------------------------------------

We are a development stage company. For this reason, you should not rely on period-to-period comparisons of our financial results as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results could increase the volatility of our stock price.

IF  WE ARE UNABLE TO RETAIN KEY MANAGEMENT AND EMPLOYEES, IT MAY PREVENT US FROM
--------------------------------------------------------------------------------
IMPLEMENTING  OUR  BUSINESS PLAN, LIMIT OUR PROFITABILITY AND DECREASE THE VALUE
--------------------------------------------------------------------------------
OF  YOUR  STOCK.
---------------

We are dependent on the talent and resources of our key managers and employees. In particular, the success of our business depends to a great extent on Dr. Bogdan Maglich, the Chairman of our Board of Directors and our Chief Scientific Officer. Dr. Maglich is the inventor of the stoichiometric technology and the three detection system prototypes being developed by us, and his services are critical to our success. We have also recently hired Tom Pascoe who is our President and CEO and a member of the board of directors. Mr. Pascoe brings extensive experience managing and growing development stage companies, and his services are critical to our success. We have not obtained key man insurance with respect to Dr. Maglich or any of our executive officers. The loss of Dr. Maglich or Mr. Pascoe may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock.

IF  WE  CANNOT  PROTECT  OUR INTELLECTUAL PROPERTY RIGHTS, OUR OPERATING RESULTS
--------------------------------------------------------------------------------
WILL  SUFFER,  AND  YOU  COULD  ULTIMATELY  LOSE  YOUR  INVESTMENT.
------------------------------------------------------------------

The success of our business is dependent on our ability to keep trade secrets and obtain patents covering our technology as well as on our ability to develop applications for our detection systems to meet the needs of the marketplace. Although we intend to employ various methods, including trademarks, patents, copyrights and confidentiality agreements with employees, consultants and third party businesses, to protect our intellectual property and trade secrets, there can be no assurance that we will be able to maintain the confidentiality of our proprietary technologies, know-how or trade secrets, or that others will not independently develop substantially equivalent technology. The failure or inability to protect these rights could have a material adverse effect on our operations due to increased competition or the expense of prosecuting infringements of our intellectual property. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

IF  WE  FAIL  TO  MANAGE  GROWTH  EFFECTIVELY,  IT  COULD  IMPAIR  OUR BUSINESS.
-------------------------------------------------------------------------------

Our strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespeople and other personnel. We cannot assure you that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, financial condition, results of operations and cash flows could be adversely affected.

WE  ARE  SUBJECT  TO LEGAL PROCEEDINGS THAT COULD RESULT IN JUDGMENTS THAT WOULD
--------------------------------------------------------------------------------
HAVE  A  MATERIAL  ADVERSE  EFFECT  ON  OUR  BUSINESS.
-----------------------------------------------------

HiEnergy Microdevices is being sued by Keith Cowan, a former President and CEO. See "Legal Proceedings". An adverse judgment could result in a substantial debt that could have a material adverse effect on our business.

WE  ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND
--------------------------------------------------------------------------------
THE  RESPONSES  TO  THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC
--------------------------------------------------------------------------------
MAY  HAVE  ON  OUR  FINANCIAL CONDITION AND ABILITY TO CONTINUE TO IMPLEMENT OUR
--------------------------------------------------------------------------------
BUSINESS  PLAN.
--------------

The terrorist attacks in the United States and other countries have brought devastation to many people, shaken consumer confidence and disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will interfere with our efforts to raise additional capital to fund our operations through the development stage. If we are unable to raise a sufficient amount of capital due to economic conditions, we may not be able to finalize development of our detection systems and bring them to market as planned.

                         RISKS RELATED TO THIS OFFERING

OUR  COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT
--------------------------------------------------------------------------------
IN  SUBSTANTIAL  LOSSES  FOR  INVESTORS  AND  IN  LITIGATION  AGAINST  US.
-------------------------------------------------------------------------

The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. From February 27, 2002 (when trading in our shares commenced) through July 31, 2002, the high and low closing bid prices of our common stock were $2.68 and $0.20, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control and which include:

- variations in our quarterly financial results, which variations could result from, among other things, the availability of funding;

- changes in market valuations of similar companies and stock market price and volume fluctuations generally;

-    economic conditions specific to the industries in which we operate;

- announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

-    regulatory developments;

-    additions or departures of key personnel; and

-    future sales of our common stock or other debt or equity securities.

If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

IF SPECIFIC EVENTS OCCUR, WE MAY BE REQUIRED TO PAY SUBSTANTIAL PENALTIES TO THE
--------------------------------------------------------------------------------
SELLING  SECURITY  HOLDERS.
--------------------------

Under the documents relating to the issuance of the Series A Preferred and accompanying warrants, and our most recent offering of common stock and accompanying warrants, we are required to pay substantial penalties to the Series A Preferred and certain common stock selling security holders under specified circumstances, including, among others, the following:

- we fail to deliver shares of our common stock on conversion of the Series A Preferred and exercise of the warrants;

- we fail to maintain the listing of our common stock on the OTC Bulletin Board , or such other senior United States trading facility as we may elect, for a period of five consecutive trading days;

- we fail to comply with a request for conversion of the Series A Preferred or exercise of the warrants;

- we fail to meet the deadlines for filing and having this registration statement declared effective;

- we fail to maintain the effectiveness of the registration statement covering the shares of common stock issued to certain common stock selling security holders and issuable on conversion of the Series A Preferred and on exercise of the warrants;

- we fail to perform or observe any material covenant, condition or agreement under our agreement with the Series A Preferred selling security holders;

- we make a false material misrepresentation or warranty under our agreement with the Series A Preferred selling security holders;

- we fail to timely obtain stockholder approval of the issuance of the shares of common stock issuable on conversion of the Series A Preferred shares and exercise of the warrants, if such approval is required; or

- we fail to obtain stockholder approval to file an amendment to our Certificate of Incorporation to increase our number of authorized shares of common stock, if such increase is required.

We would generally have to pay such penalties in the form of cash or additional shares during the time of the default and other indeterminate costs and expenses.

THE  NUMBER OF SHARES COVERED BY THIS PROSPECTUS IS SIGNIFICANT IN COMPARISON TO
--------------------------------------------------------------------------------
OUR  CURRENT  PUBLIC  FLOAT,  WHICH  COULD  CAUSE  THE  STOCK  PRICE TO DECREASE
--------------------------------------------------------------------------------
SUBSTANTIALLY  FROM THE STOCK PRICE IMMEDIATELY PRECEDING THIS OFFERING AND MAKE
--------------------------------------------------------------------------------
IT  DIFFICULT  FOR  US  TO  RAISE  ADDITIONAL  CAPITAL  THROUGH  SALES OF EQUITY
--------------------------------------------------------------------------------
SECURITIES.
----------

The number of shares covered by this prospectus, 7,725,346 shares, is 167% of our current public float as of November 1, 2002, which consisted of 4,627,500 shares. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price for our common stock. Any adverse effect on the market price for our common stock could make it difficult in the future for us to sell equity securities at a time and at a price that we deem appropriate.

IF  OUR  SECURITY  HOLDERS  ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING
--------------------------------------------------------------------------------
SALES  OF  SHARES  TO  BE  ISSUED  UPON  CONVERSION  OR  EXERCISE  OF DERIVATIVE
--------------------------------------------------------------------------------
SECURITIES,  THE  PRICE  OF  OUR  COMMON  STOCK  MAY  DECLINE.
-------------------------------------------------------------

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

BECAUSE  OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND
--------------------------------------------------------------------------------
IT  DIFFICULT  TO  DISPOSE  OF  OR  OBTAIN  QUOTATIONS  FOR  OUR  COMMON  STOCK.
-------------------------------------------------------------------------------

Our common stock has been traded under the symbol "HIET" on the OTC Bulletin Board since May 3, 2002 and under the symbol "SLWE" from February 22, 2002 through May 3, 2002. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY
--------------------------------------------------------------------------------
IN  OUR  STOCK  MAY  BE  REDUCED.
--------------------------------

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

OUR  PREFERRED  STOCK  MAY DELAY OR PREVENT A TAKEOVER OF HIENERGY TECHNOLOGIES,
--------------------------------------------------------------------------------
POSSIBLY  PREVENTING  YOU  FROM  OBTAINING  HIGHER STOCK PRICES FOR YOUR SHARES.
-------------------------------------------------------------------------------

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our stockholders. Of these shares, 345 have been designated as Series A Convertible Preferred, of which approximately 98 were outstanding as of November 1, 2002. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of HiEnergy Technologies. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

CONCENTRATION  OF  OWNERSHIP  IN  OUR  MANAGEMENT  AND  DIRECTORS MAY REDUCE THE
--------------------------------------------------------------------------------
CONTROL  BY  OTHER  STOCKHOLDERS  OVER  HIENERGY  TECHNOLOGIES.
--------------------------------------------------------------

Our executive officers and directors own or exercise full or partial control over more than 54% of our outstanding common stock. Assuming the sale to non-affiliates of all 7,725,346 shares covered by this offering, our executive officers and directors will still own or exercise full or partial control over approximately 48% of our then outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of HiEnergy Technologies.

OUR  BOARD  OF DIRECTORS IS STAGGERED AND STOCKHOLDERS DO NOT HAVE THE AUTHORITY
--------------------------------------------------------------------------------
TO  CALL  A  SPECIAL  MEETING,  BOTH  OF  WHICH  MAKE  IT  MORE  DIFFICULT FOR A
--------------------------------------------------------------------------------
STOCKHOLDER  TO  ACQUIRE  CONTROL  OF  THE  COMPANY.
---------------------------------------------------

Our certificate of incorporation and bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. Our certificate of incorporation also permits only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the company. These provisions generally make it more difficult for stockholders to replace a majority of directors and obtain control of the board.

WE  DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE
--------------------------------------------------------------------------------
FUTURE,  WHICH  MAKES  INVESTMENT  IN  OUR  STOCK  SPECULATIVE  OR  RISKY.
-------------------------------------------------------------------------

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our operating activities. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

LIMITED  LIABILITY  OF  OUR  EXECUTIVE  OFFICERS  AND  DIRECTORS  MAY DISCOURAGE
--------------------------------------------------------------------------------
STOCKHOLDERS  FROM  BRINGING  A  LAWSUIT  AGAINST  THEM.
-------------------------------------------------------

Our certificate of incorporation and bylaws contain provisions that limit the liability of directors and officers for monetary damages and provide for indemnification of officers and directors. These provisions may discourage stockholders from bringing a lawsuit against directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the stockholders. In addition, a stockholder's investment in our company may be adversely affected to the extent that costs of settlement and damage awards against directors or officers are paid by us under the indemnification provisions of the certificate of incorporation and bylaws. The impact on a stockholder's investment in terms of the cost of defending a lawsuit may deter the stockholder from bringing suit against one of our directors or officers. To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

- our ability to finish developing our detection systems and produce and sell them;

- the projected growth in those industries that may utilize our technology in the future;

- our ability to fund the continued development, including securing government grants, and planned commercialization of our detection systems; and

- our ability to distinguish ourselves from our current and future competitors.

You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds,""Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors", "Description of Business", and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements. It is appropriate for you to evaluate our forward-looking statements as you determine whether to buy shares of our common stock in this offering, but we urge you not to place undue reliance on forward-looking statements as you make your investment decision.

Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus. Rather, the selling security holders will receive those proceeds directly. We may receive proceeds in connection with the exercise of options or warrants whose underlying shares may in turn be sold by selling security holders. Because the amount and timing of our receipt of any such proceeds are uncertain, we have not specifically identified the uses for such proceeds.

                                 DIVIDEND POLICY

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. We currently anticipate that we will retain any earnings for use in the continued development of our business. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being registered for sale on a continuous basis pursuant to Rule 415 of the Securities Act, and the selling security holders may sell the shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately-negotiated transactions at prices and on terms prevailing at the time of any such sale. The price to the public, discounts and commissions and net proceeds to the selling security holders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made, if at all.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Below are the high and low closing bid prices of our common stock for the periods shown, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not reflect actual transactions. Our common stock commenced trading on the OTC Bulletin Board operated by the NASD under the symbol "SLWE" on February 22, 2002. In connection with the change of SLW Enterprises' name to HiEnergy Technologies, Inc. on April 30, 2002, our ticker symbol was changed from "SLWE" to "HIET" on May 3, 2002.

2002  -  2003:                                                 High       Low
-------------                                                 ----------------
First  Quarter (May 1, 2002 to July 31, 2002)                 $2.09      $0.20

2001  -  2002:
-------------
Fourth  Quarter  (February  27,  2002  to  April  30,  2002)  $2.68      $1.42

As of November 1, 2002, we had 24,042,360 shares of common stock outstanding held of record by approximately 187 stockholders. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                       CONVERTIBLE SECURITIES OUTSTANDING

STOCK  OPTIONS
--------------

As  of  November  1,  2002,  we  had  the  following  stock options outstanding.

                     NO. OF
                   UNDERLYING         OPTION
NAME OF OPTIONEE  COMMON SHARES   EXERCISE PRICE   EXERCISE TERM   DATE OF GRANT
----------------  -------------  ----------------  --------------  -------------
Bogdan Maglich        2,482,011  $         0.134   Until 11/30/08      4/25/02
----------------  -------------  ----------------  --------------  -------------
Isaac Yeffet          1,000,000  $          1.00          6 years      7/12/02
----------------  -------------  ----------------  --------------  -------------
Michal Levy              89,410  $         0.157          5 years      9/17/02
----------------  -------------  ----------------  --------------  -------------
Shea Wilson              22,727  $          1.00         10 years      9/25/02
----------------  -------------  ----------------  --------------  -------------
Derek Woolston           22,727  $          1.00         10 years      9/25/02
----------------  -------------  ----------------  --------------  -------------
Tom Pascoe            3,005,038               (1)        10 years      9/25/02
----------------  -------------  ----------------  --------------  -------------
TOTAL                 6,621,913
----------------  -------------



(1) The exercise price to purchase an underlying share shall be fixed on the date six months after September 25, 2002, as the lesser of (a) $1.00 per share; or (b) for any offering that closes within six months of September 25, 2002 (other than HiEnergy Technologies' offering of its Series A Preferred Stock), the following percentage of the price per unit of the issuer's equity securities (or the price per share at which a series of the issuer's preferred stock is convertible into the issuer's common stock): (i) for preferred with warrants, 70%, (ii) for preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.

WARRANTS
--------

As  of  November  1,  2002,  we  had  the  following  warrants  outstanding.

                                    NO. OF
                                  UNDERLYING        WARRANT
NAME OF WARRANT HOLDER           COMMON SHARES  EXERCISE PRICE   EXERCISE TERM  DATE OF GRANT
-------------------------------  -------------  ---------------  -------------  -------------

Rheal Cote                             150,000  $          1.00        3 years  5/14/02
-------------------------------  -------------  ---------------  -------------  -------------
Wolfe Axelrod Weinberger
 Associates LLC                        250,000  $          2.09        5/1/07       (1)
-------------------------------  -------------  ---------------  -------------  -------------
Primoris Group Inc.                   400,000  $          2.00        2 years   8/1/02
-------------------------------  -------------  ---------------  -------------  -------------
Investors in Series A Preferred
Offering                               255,536  $          1.50        2 years   10/7/02
-------------------------------  -------------  ---------------  -------------  -------------
Investors in October 2002
Common Stock Offering                  240,359  $          2.50        3 years   10/29/02
-------------------------------  -------------  ---------------  -------------  -------------
Investors in October 2002
Common Stock Offering                   29,631  $          2.50        3 years   10/31/02
-------------------------------  -------------  ---------------  -------------  -------------
H.C. Wainwright & Co., Inc.
 and assigns                           100,000  $          0.01        5 years   8/11/02
-------------------------------  -------------  ---------------  -------------  -------------
H.C. Wainwright & Co., Inc.            117,546  $          1.15        5 years   10/7/02
 and assigns
-------------------------------  -------------  ---------------  -------------  -------------
H.C. Wainwright & Co., Inc.            161,994  $          1.35        5 years   10/31/02
 and assigns
-------------------------------  -------------  ---------------  -------------  -------------
TOTAL                                1,705,066
-------------------------------  -------------
(1) Subject to resolution of contract dispute and board of directors' approval.

SERIES A CONVERTIBLE PREFERRED STOCK
---------------------------------------

As of November 1, 2002, we had the following shares of Series A Convertible
Preferred stock outstanding.

                                      EQUIVALENT
                      NO. OF SERIES A  NO. OF
NAME OF SERIES A         PREFERRED     COMMON     CONVERSION     CONVERSION    DATE OF
PREFERRED HOLDER          SHARES       SHARES       PRICE          TERM       ISSUANCE
--------------------  ---------------  -------  ---------------  ----------  ----------
Holders of shares of
Series A Preferred        97.93        851,755     $  1.15        2 years      10/7/02
--------------------  ---------------  -------  ---------------  ----------  ----------

                         SHARES ELIGIBLE FOR FUTURE SALE

The following table shows the tradability status of the 24,042,360 shares of common stock we had issued and outstanding on November 1, 2002:

-   Free  trading  shares that may be sold without
    regard to the requirements of Rule  144:           4,627,500  shares

-  Shares  being  sold  through  this  prospectus:     7,725,346  shares

-  Shares  held  by  affiliates  that  may
   be  sold  under  Rule  144:                         1,542,500  shares

-  Shares  held  by  non-affiliates that may
   be sold under Rule 144's conditions
   beginning  on  February  20,  2002:                 300,000  shares

-  Shares  held  by  non-affiliates that may
   be sold under Rule 144's conditions
   beginning  on  April  25,  2003:                    3,975,494  shares

-  Shares  held  by  affiliates  that  may
   be  sold under Rule 144's conditions
   beginning  on  April  25,  2003:                    10,453,782  shares

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

- public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
- volume limitation-during any three-month period a stockholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
- manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
- notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, stockholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Consolidated Financial Statements beginning at page F-1 at the end of this prospectus. Certain statements contained in this discussion may constitute forward-looking statements, as discussed above in the section entitled "Forward-Looking Statements". Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in the sections entitled "Risk Factors" and "Business".

                                    OVERVIEW

Our parent public company was incorporated under the laws of the State of Washington on March 20, 2000, under the name SLW Enterprises Inc. On April 30, 2002, SLW changed its name to HiEnergy Technologies, Inc. in conjunction with the acquisition of an approximately 92% interest in HiEnergy Microdevices, Inc., a Delaware corporation based in Irvine, California in the business of developing a stoichiometric-based technology that can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs. HiEnergy Microdevices was formed on August 21, 1995.

The acquisition of HiEnergy Microdevices by SLW occurred on April 25, 2002. SLW acquired HiEnergy Microdevices pursuant to a Voluntary Share Exchange Agreement that provided the framework for the exchange of outstanding common stock of HiEnergy Microdevices for shares of common stock of SLW. Pursuant to the voluntary share exchange, SLW offered to exchange 22.3524 shares of its common stock for each outstanding share of HiEnergy Microdevices' common stock. On the closing date of the offering, 14,380,200 shares of common stock of SLW were issued in exchange for approximately 92% of HiEnergy Microdevices' outstanding shares of common stock in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of the outstanding equity of the parent public company and the five directors of HiEnergy Microdevices comprised five of the six directors of the parent public company. The composition of our board of directors has subsequently evolved to consist of the six directors discussed in the section entitled "Management".

On October 22, 2002, we changed the domicile of our parent public company from the State of Washington to Delaware. Our parent public company's name remains HiEnergy Technologies, Inc., and our common shares continue to trade on the NASD's Over-the-Counter Bulletin Board under the symbol "HIET".

We plan to develop three detection systems based on our innovative stoichiometric technology, which has been proven in the laboratory to remotely and non-intrusively determine the chemical formulas of certain concealed substances in controlled situations and "see through" metals and other materials.

Prior to the reverse take-over transaction, SLW's initial efforts focused on establishing a web-based nutritional supplement sales business.

                              BASIS OF PRESENTATION

For accounting purposes, the voluntary share exchange transaction between HiEnergy Technologies and HiEnergy Microdevices has been treated as a recapitalization of HiEnergy Technologies, with HiEnergy Microdevices as the accounting acquiror (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

We have prepared our Consolidated Financial Statements on a going concern basis in accordance with generally accepted accounting principles in the United States. This going concern basis of presentation assumes that we will continue operations for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As described below under Liquidity and Capital Resources, there is substantial uncertainty about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

                          CRITICAL ACCOUNTING ESTIMATES

The discussion and analysis of our financial condition and results of operations are based on our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                                OPERATING RESULTS

For the three months ended July 31, 2002, we incurred a net loss of approximately $910,000, as compared to a net loss of approximately $47,000 for the same period in 2001. For the year ended April 30, 2002, we incurred a net loss of approximately $1.4 million, as compared to a net loss of approximately $288,000 for the year ended April 30, 2001. For the three months ended July 31, 2002, we had negative cash flows from operations of approximately $553,000. For the year ended April 30, 2002, we had negative cash flows from operations of approximately $653,000. In addition, we had an accumulated deficit of approximately $3.6 million and were in the development stage as of July 31, 2002. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

THREE  MONTHS  ENDED  JULY 31, 2002 COMPARED TO THREE MONTHS ENDED JULY 31, 2001
--------------------------------------------------------------------------------

     REVENUE

We had no revenues during the three-month period ended July 31, 2002, as compared to revenues of approximately $91,000 during the same period last year. Our 2001 revenues were derived from government grants for development and testing of our remote detection technology. We have not commenced selling our products. Until we complete development of one of our detector systems, our revenues will most likely be limited to government grants. We cannot predict exactly when we will complete development of our planned detection systems and begin production for specific applications, but we expect that it will not be within the fiscal year that will end on April 30, 2003.

     OPERATING  EXPENSES

Our operating expenses consist primarily of salaries and benefits, costs for general corporate functions, including finance, accounting and facilities, and fees for professional services.

Our general and administration expenses increased to approximately $722,000 during the three-month period ended July 31, 2002, from approximately $135,000 during the same period in 2001. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses, as well as research and development expenses.

     DEPRECIATION

Accumulated depreciation for property and equipment at July 31, 2002 was approximately $22,000. Depreciation expense for the three-month periods ended July 31, 2002 and 2001 was approximately $14,000 and $1,000, respectively.

YEAR  ENDED  APRIL  30,  2002  COMPARED  TO  YEAR  ENDED  APRIL  30,  2001
--------------------------------------------------------------------------

     REVENUE

We reported no operating revenue during the fiscal years ended April 30, 2002 and 2001. Our 2002 revenues of approximately $148,000, as compared to revenues of approximately $80,000 for the year ended April 30, 2001, were derived from government grants for development and testing of our remote detection technology.

     OPERATING  EXPENSES

Our general and administration expenses increased to approximately $1.5 million for the year ended April 30, 2002, from approximately $358,000 for the year ended April 30, 2001. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses, as well as research and development expenses. Transactional expenses associated with the reverse takeover transaction with HiEnergy Microdevices also contributed to the increase in expenses.

     DEPRECIATION

Accumulated depreciation for property and equipment at April 30, 2002 was approximately $7,000. Depreciation expense for the years ended April 30, 2002 and 2001 was approximately $5,000 and $1,000, respectively.

OTHER  MATTERS
--------------

     DELINQUENT  TAX  RETURNS

HiEnergy Microdevices, our majority-owned subsidiary, has not filed its federal and state tax returns due for the years ended April 30, 1996 through 2001. While the estimated tax has been accrued as an expense, we will not be in compliance until such reporting is made. The boards of directors of HiEnergy Microdevices and HiEnergy Technologies have directed that any delinquent tax returns be filed.

HiEnergy Microdevices has also not filed certain of its Forms 1099 and W-2 and payroll tax returns for the years ended April 30, 1996 through 2002. As of April 30, 2002, HiEnergy Microdevices had accrued $350,000 for payroll taxes, penalties and interest. The boards of directors of HiEnergy Microdevices and HiEnergy Technologies have directed that any delinquent Forms 1099 and W-2 and payroll tax returns be filed.

     RECENT  ACCOUNTING  PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to HiEnergy Technologies.

               LIQUIDITY AND CAPITAL RESOURCES; PLAN OF OPERATION

As of July 31, 2002, we had cash and cash equivalents of approximately $440,000. During the quarter ended July 31, 2002, we used approximately $553,000 for operating activities, approximately $294,000 to acquire equipment and approximately $300,000 to repay related party liabilities. These uses of cash were funded principally through opening cash on April 30, 2002 of approximately $1.1 million and the final closing of a private placement offering that provided $500,000. We used approximately $653,000 for operating activities and approximately $119,000 to acquire equipment during the year ended April 30, 2002. Our cash position improved during fiscal year 2002 because we raised approximately $1.4 million from sales of common stock and approximately $448,000 from notes payable. As of July 31, 2002, we had current liabilities of approximately $1.2 million, which exceeded our cash on hand of $440,000.

We raised approximately $2.5 million in net proceeds since July 31, 2002. On October 7, 2002, we closed an offering of our Series A Convertible Preferred Stock, providing net proceeds of approximately $855,000. We issued approximately 98 Series A Preferred shares at a face value of $10,000 per share. The Series A Preferred shares are convertible into common stock at a fixed rate of $1.15 per share. Each investor also received 30% warrant coverage, based on the number of common shares their Series A Preferred can be converted into, with an exercise price of $1.50 per share. We also paid an 8% dividend on the Series A Preferred in advance by issuing approximately 68,000 common shares to the investors. On October 31, 2002, we completed an offering of our common stock, providing net proceeds of approximately $1.7 million. We issued approximately 1.3 million common shares at a price per share of $1.35. Each investor also received 20% warrant coverage, based on the number of common shares purchased, with an exercise price of $2.50 per share. The offerings and sales of our Series A Preferred Stock and our common stock were not registered under the Securities Act and were conducted pursuant to applicable exemptions from the Securities Act's registration requirements. This disclosure is not an offer of securities by us or a solicitation of an offer to buy securities from us. Placements were made only to accredited investors with preexisting contacts with HiEnergy Technologies and its authorized representatives.

In November 2002, we plan to repay approximately $50,000 of the approximately $323,000 of related party notes payable that were outstanding on July 31, 2002. Of the remaining unpaid balance, approximately $178,000 is the subject of litigation with the former president of HiEnergy Microdevices and approximately $95,000 is in default or due on demand. After filing our delinquent tax returns, we intend to negotiate payment schedules with relevant taxing authorities. As of July 31, 2002, we had accrued $350,000 as an estimate of our liability in connection with unfiled returns, principally due to unpaid employee withholding, social security and medicare taxes.

After closing our offerings, as of November 1, 2002, we had cash of approximately $2.1 million, and short-term payables of approximately $200,000. During the first quarter of 2002, our monthly cash used in operations has been around $175,000, and we expect our monthly cash used in operations to increase to approximately $225,000 per month. We have no contractual obligations to make capital expenditures. Thus far during the fiscal year ending April 30, 2003, we have made capital expenditures of approximately $680,000. We intend to make additional capital expenditures of approximately $400,000, for a total of approximately $1.1 million during the fiscal year ending April 30, 2003, to further the development and testing of our technology and proposed products. If we make all of these capital expenditures and our cash used in operations remains steady at approximately $225,000 per month, we expect to have enough cash to support our operations for approximately 9 to 12 months from the date of this prospectus.

The continued development and testing of our technology to create market-ready products depends upon raising additional funds. We anticipate needing an additional $3.0 million for the year ending April 30, 2004, in order to continue our operations at their current level. We believe we have sufficient authorized capital to raise approximately $3.0 million during the coming fiscal year, as our Certificate of Incorporation authorizes 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of November 1, 2002, there were 24,042,360 shares of common stock and approximately 98 shares of preferred stock outstanding. There can, however, be no assurance that we will be able to continue as a going concern or achieve material revenues or profitable operations.

In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research
("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. The total cost of the project is $1,400,000, which includes private matching funds of $550,000 and $70,000 granted by the Department of Defense for Phase I testing of the system currently being completed. The private contribution consists of approximately $200,000 in matching funds from private individuals and approximately $350,000 worth of HiEnergy's hi-tech equipment. The selection is subject to successful contract negotiations and is based on availability of government funds. As of the date of this prospectus, we are continuing to negotiate the contractual terms with the Department of Defense.

We plan to continue to utilize a combination of equity financings and government grants to fund our short-term growth. We have no definitive plans or arrangements in place with respect to additional capital sources at this time. We have no lines of credit available to us at this time. There is no assurance that additional capital will be available when or if required.

The forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties. Our actual funding requirements may differ materially as a result of a number of factors, including unknown expenses associated with the development and testing of our products, the cost of production of our products and the timing of bringing our products to market. There can be no guarantee that financing adequate to carry out our business plan will be available on terms acceptable to us, or at all.

                                    BUSINESS

                                    OVERVIEW

We are developing technology capable of remote and non-intrusive, quantitative on-line determination of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures. We may cooperate with established participants in the security marketplace to market our technology through their established distribution channels.

Our technology is a "stoichiometric" confirmation senzor that identifies empirical chemical formulas and, at the same time, will also be capable of producing the image of the analyzed chemical substance. "Stoichiometry" is the scientific term for the art and science of deciphering empirical chemical formulas of unknown substances. Because stoichiometric detection produces quantitative identification of chemical formulas, it is a superior technology to "pattern recognition" confirmation detection, which only qualitatively recognizes specific chemical compounds that the detector is programmed to identify. Confirmation detectors, which "confirm" the presence or absence of substances in a scanned target, are distinct from so-called "anomaly detectors", such as x-ray scanners, which merely identify objects fitting a certain profile that require additional examination. As a general proposition, anomaly detectors will give a high rate of "false positives" that must be further inspected while confirmation detectors will conclusively identify the chemical nature of the target being scanned.

During the period 1998-2002, our prototype SuperSenzor demonstrated the ability to retrieve from three feet away, in a matter of seconds, the chemical formula and three-dimensional location of: (1) explosive simulant through steel or soil;
(2) cocaine simulant through rice; and (3) anthrax through paper. The empirical chemical formulas of substances and their locations are obtained non-intrusively, trans-barrier, and online. We are unaware of any other stoichiometric detector on the market or in the laboratory stages.

On May 8, 2002, our prototype Microsenzor demonstrated, before two inspectors of the Office of Inspector General of the Department of Transportation, the ability to semi-automatically, stoichiometrically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and discriminate it from common non-explosive substances.

On June 3, 2002 our prototype Minisenzor demonstrated, before an ad hoc (internal) committee led by an aviation security specialist, its ability to stoichiometrically identify through a metal container, one pound of semtex explosive simulant in 30 seconds, automatically and without human intervention, as well as reject common non-explosive substances like sugar and chocolate.

The SuperSenzor, Minisenzor and Microsenzor are based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the US Department of Energy's Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the Symposium's Proceedings.

                                CORPORATE HISTORY

Our corporate structure includes a parent public company and an operating subsidiary. Our parent public company, HiEnergy Technologies, Inc., was incorporated under the laws of the State of Washington on March 20, 2000, under the name SLW Enterprises Inc. On April 30, 2002, SLW changed its name to HiEnergy Technologies, Inc. following its acquisition of an approximately 92% ownership interest in HiEnergy Microdevices, Inc. in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of the outstanding equity of the parent public company and the five directors of HiEnergy Microdevices comprised five of the six directors of the parent public company. The composition of our board of directors has subsequently evolved to consist of the six directors discussed in the section entitled "Management".

On October 22, 2002, we changed the domicile of our parent public company from Washington to Delaware. Our parent public company's name remains HiEnergy Technologies, Inc.

HiEnergy Microdevices is a Delaware corporation formed in 1995. It is the entity where our technology has been developed. Dr. Bogdan Maglich, our Chairman of the Board and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology he invented to remotely and non-intrusively decipher the chemical composition of a substance.

Prior to the reverse take-over transaction, SLW's initial efforts focused on establishing a web-based nutritional supplement sales business.

                                INDUSTRY OVERVIEW

We believe our technology will have broad applicability within the substance detection industry. The need for substance detection cuts across many spheres of our economic and political life. Many Americans most prominently associate substance detection with the security industry and more precisely with air travel since September 11, 2001.

Detection technology is used to detect a wide range of substances, including explosives, biological weapons and illegal drugs. We believe the major commercial applications for our technology are in areas requiring security precautions, including airports, ports of entry, military/government installations and other secured areas. In addition, industrial quality control processing in certain industries requires non-intrusive sampling. The table below summarizes selected markets for detection technology.

Market  Area                               Customer
----------------------------------------- -------------------------------------
Airport  security  screening              Transportation  and  Security  Agency
----------------------------------------- -------------------------------------
Customs  contraband  detection            U.S.  Customs
----------------------------------------- -------------------------------------
Biological  weapons  detection            Department  of  Defense
----------------------------------------- -------------------------------------
Landmine  detection                       Department  of  Defense
----------------------------------------- -------------------------------------
Industrial  quality  control  processing  Crude  oil  refiners,  bulk  food processors,  steel  manufactures
----------------------------------------- -------------------------------------
Police  and  ATF Bomb squads              Bureau of Alcohol, Tobacco,
  Explosive detection                     Firearms  (ATF);  Local  Bomb  Squads
----------------------------------------- -------------------------------------


We believe our core technology has applications in each of these markets. In the aggregate we believe that the domestic demand for detection technology exceeds $3 billion over the next several years. We cannot predict the exact timing on which the agencies and organizations comprising these markets will purchase new detection systems. International markets also exist in each of these market areas.

Detection technologies can be broadly divided into anomaly detectors and confirmation detectors. Anomaly detectors, such as x-ray scanners, identify anomalies that require further intrusive inspection to determine whether a threat is present. As a general proposition, anomaly detectors will give a high rate of false positives that must be further investigated while confirmation detectors will conclusively identify the chemistry of the target being scanned. Pattern recognition confirmation detectors qualitatively recognize specific chemical substances that the detector is programmed to identify. In contrast, stoichiometric confirmation detectors produce a quantitative identification of chemical formulas without having to seek a match to a pre-programmed qualitative pattern. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific signal shapes that the detector is programmed to identify.

The most commonly employed detection technology today is the x-ray, an anomaly detector. Certain versions of the x-ray known as a CT x-ray can retrieve precise three-dimensional images of the density of objects. The x-ray can identify objects fitting a certain profile that require further inspection through some confirmation detection process. But the x-ray is "chemically blind", and thus unable to identify the contents of a container without opening the container. In airport security screening, for example, the x-ray can roughly determine the target's density and if it is similar to that of a typical explosive. There are hundreds of common substances, however, that have a density similar to that of explosives. As many travelers experience daily at U.S. airports, once the x-ray identifies an anomaly, intrusive inspection is required to determine whether a security threat is present.

                               MARKET OPPORTUNITY

The events of September 11, 2001 have fundamentally altered the way both the public and governments view security. In response to September 11, governments are looking to step up security not only in the air travel sector, but across a wide array of activities. The enhanced security will demand either increased time and expense using existing technology or the adoption of innovative technologies to improve security while minimizing the drag on economic activity.

Specific  problems  that  exist  with  current technology include the following:

AIRPORT  SECURITY  SCREENING
----------------------------

Congress has passed legislation requiring that 100% of checked baggage be screened for explosives by December 31, 2002, although a committee of the House of Representatives recently voted to extend that deadline to December 31, 2003. It is estimated that the Transportation and Security Administration will have to purchase up to 900 new Explosive Detection Systems and 5800 trace detection systems to check this amount of baggage. Existing technology, such as Computed

Tomography (CT) machines, cannot identify the contents of luggage, as they are chemically blind. Instead, they look at the density of the objects inside a container, and ask the operator of the CT machine to decide whether there is a problem. This process results in a very high rate of false positives, it depends solely upon the alertness and training of the operator, it cannot see through metal containers, and it cannot confirm the existence of explosives.

CUSTOMS  SCREENING
------------------

The U.S. Customs Agency has identified the need to screen and check packages, shipping containers, and trucks entering all U.S. ports of entry. This task is monumental (approximately 5.7 million sea containers enter the U.S. each year), and requires technology that is quick, non-intrusive, and can operate at a distance. Under the Container Security Initiative of January 2002, the U.S. Customs has even begun pre-inspection of "high risk" cargo containers at three major points of origin. Existing technology is limited in that it cannot see well through metal, needs to be close to the suspected object (or inside the container), and cannot confirm the identity of the unknown substance.

LANDMINE  DETECTION
-------------------

The Department of Defense has the difficult task of protecting its own troops and tanks from anti-personnel and anti-tank mines. Significant damage is done to tanks, soldiers, and civilians by old and new mines around the world. The current technology to clear landmines that uses anomaly detectors, such as metal detectors, Ground Penetrating Radar and infrared imaging, has significant drawbacks: only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result is that mines cannot be checked quickly, and humans must place themselves at risk to verify that an area of land is clear. The United Nations has estimated that it would cost $30 billion and take more than 150 years to clear all landmines using existing technology.

CONTAMINATION  CONTROL
----------------------

With the advent of security for not only people, but the actual products they use, there is a growing market to make sure that someone does not cause panic and widespread terrorism by contamination. We believe that contamination control of all kinds could ultimately be one of our most significant markets. Currently contamination control is conducted through sampling, with targets being subjected to tests to determine whether specific contaminants are present. This approach requires the destruction of the target (resulting in an economic incentive to minimize sample size), it may not identify isolated instances of contamination, and it may not detect a contaminant because the contaminant's identification was excluded from the testing regimen.

In each of these areas, as well as others, we believe the market will pay for an innovative security approach that improves security while minimizing the drag on economic activity. The need for explosive and biological identification is a key factor in our assessment of the market opportunity for our technology. We believe the entire security and anti-terrorism market is a growing industry.

                       THE HIENERGY TECHNOLOGIES SOLUTION

We have developed unique detection technology that remotely and non-intrusively determines the chemical formula of unknown substances in real time (called "stoichiometric" detection). Our technology is unique in that it can for the first time:

     -    Identify chemical compositions of unknown substances;
     -    Operate remotely (i.e.: from a distance of millimeters to meters);
     -    Operate through barriers (i.e.: through solid steel casing); and
     -    Operate in real-time (i.e.: in a matter of seconds).

We believe our technology represents a major innovation in the field of detection technology because it will allow us to develop detection systems that can - without needing to pre-program patterns to be recognized - confirm the presence of concealed explosives, illegal drugs, biological/chemical weapons, and other contraband. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific chemical formulas that the detector is programmed to identify. Confirmation detectors, which confirm the presence of specific chemicals in a scanned target, are as a general rule superior to anomaly detectors, such as x-ray scanners, which merely identify objects fitting a certain profile that require further examination through some confirmation detection process (such as a time-consuming search). We believe our stoichiometric detection technology will provide substantial improvement over the anomaly detection based technology that prevails today, because stoichiometric detection will produce more accurate detection results while simultaneously reducing the high rate of false positives (and the accompanying time-consuming searches).

Over the last three years several successful demonstrations have been conducted which proved the technical concepts.

     - A Department of Defense funded demonstration which demonstrated the chemical detection of an explosive simulant through 3/4 of an inch of steel as well as 5 inches of soil from a distance of 3 feet;
     - A demonstration under a U.S. Customs Service contract which demonstrated the chemical detection of cocaine simulant buried in rice; and
     - A demonstration for the Defense Advanced Research Projects Agency that demonstrated the chemical fingerprinting of Anthrax simulant.

We are unaware of any prior demonstrations in the history of analytic chemistry where empirical chemical formulas have been stoichiometrically deciphered (a) on a timely basis, (b) without sampling and (c) through barriers.

We have developed our unique technology through several years of research and testing, including work under research contracts sponsored by the Department of Defense and the U.S. Customs Service, as well as by research and testing at the University of California, Irvine. Patent applications have been filed for all proprietary components of the technology as well as for the overall system.

The technology uses the physical law that the gamma spectrum emitted from a collision between a neutron and an atom in the target has a unique signature. Combining information on the neutron's direction of travel with its length of travel provides the position in space of the nucleus impacted. A proprietary processor synthesizes the gamma spectrum data and outputs both the precise molecular makeup (also known as stoichiometry) of the irradiated specimen as well as its coordinates. In this manner, our technology performs remote, non-intrusive deciphering of the chemical formulas of concealed substances and can "see through" metals and other materials. Further, it does this analysis without the need of being in close proximity with the target for inspection or chemical identification.

We believe our technology will allow us to create leading products in several market areas, including airport security screening, customs screening, landmine detection and contamination control.

AIRPORT  SECURITY  SCREENING
----------------------------

X-ray detectors for airport security rely on anomaly detection, where a detector signals that a potential problem may exist. The operator must, for each bag, decide whether there is a potential problem, and then use a secondary, usually intrusive, means to actually determine whether there is an explosive. This system creates several problems, including a very high rate of false positives, and worse, the inability to detect explosives. The system depends upon the judgment of recently federalized screeners, the training and management of whom has proven a major stumbling block to consistent, alert security. Our proposed systems will be dramatically different. They should improve safety by automatically displaying the chemical formula of the target through up to 3/4 inch thick steel and not relying upon operator interpretation. Our technology should dramatically lower the rate of false positives, improving speed and efficiency and reducing air travel delays.

CUSTOMS  SCREENING
------------------

The U.S. Customs has identified the need to screen ports of entry for contraband, weapons, and biological agents. Currently, less than five percent of all shipping containers are checked by any physical screening method. Senator Charles Schumer has estimated that it could cost up to $5 billion to check every shipping container and truck entering the United States. Because our technology has demonstrated that it can perform detection through up to 3/4 inch thick steel, it offers the potential for real time trans-metal deciphering of chemical formulas. Thus, shipping containers could be checked for contraband, weapons, and explosives in real-time without having to open and unseal the containers. We are not aware of any other form of detection technology that can perform trans-metal stoichiometric detection.

LANDMINE  DETECTION
-------------------

Current technology used to clear landmines, such as Ground Penetrating Radar and metal detectors, has significant drawbacks. Existing technology is limited by the need to penetrate soil, by the manufacture of non-metallic landmines, and by its inability to operate from a distance in real time. Only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result of these drawbacks is that land cannot be checked quickly or accurately, and humans must place themselves at risk to verify that an area of land is clear. Because our technology can "see through" soil and containers, and return a quantitative chemical formula, it should enable field personnel to quickly, accurately, and safely confirm whether the anomaly is an explosives loaded landmine or clutter.

CONTAMINATION  CONTROL
----------------------

We believe that our technology will be able to stoichiometrically analyze the contents of a given liquid or solid and provide an immediate warning if there are any chemicals or compounds that are not supposed to be present. We believe our technology will be a significant improvement over existing sampling procedures because of our technology's chemical-specific capabilities. Although we intend to begin pursuing this market area in the coming fiscal year, the development of this market area into a revenue-producing segment is a long-term project.

                                PROPOSED PRODUCTS

We  are  developing  three  versions  of  our  technology:

     - SuperSenzor: Fixed or van mounted, generator-powered product that can locate a concealed substance within the item being scanned and will include imaging.

     - Minisenzor: A portable sensor intended to accomplish the same objective, but without imaging, that will use a miniature accelerator that is expected to provide a substantial speed improvement over the Microsenzor.

     - Microsenzor: Portable, battery-powered, lower-cost system, also without imaging.

We have assembled bench-top prototypes of the Microsenzor and Minisenzor, and are in the process of creating a bench-top prototype of the SuperSenzor. A bench-top prototype is an improvised system, designed for laboratory use and testing, which has not been assembled into an integrated unit.

We are using our existing bench-top prototypes to conduct tests. These tests will determine performance parameters, e.g. detection rates and speed, for the Microsenzor and Minisenzor.

Once tests using the bench-top prototypes have been completed, we plan to assemble and test commercial prototypes. A commercial prototype will integrate and assemble all of the bench-top prototype's components into a fixed unit. We plan to test our commercial prototypes in circumstances that simulate the environments in which they will be used. This testing process will be a crucial link to the delivery of market-ready detection systems we seek to achieve. The results of ongoing tests may alter the direction and focus of our technology's development program.

The SuperSenzor, for which we are in the process of creating a bench-top prototype, has four key components:

1. The "emitter" is a miniature accelerator that produces a stream of fast neutrons and alpha particles.
2.   The "receiver" is a detector of gamma rays generated by the target.

3. The "gammalyzer" is a fast electronics system operating on a billionth-of-a-second scale. It detects and analyzes the gamma rays and alpha particles to determine the target substance's location and separate the "signal" (i.e., the target substance, such as an explosive) from "noise" (i.e., clutter).
4. The "controller" is a computer and software for interface and signal coordination that displays the result of the analysis online.

None of these key components require an increase in performance parameters to make a commercial prototype of the SuperSenzor, although design modifications may be required to coordinate the components into a fixed unit capable of being built on an integrated production line. We must also assess the durability of these key components in an environment where they must function accurately day-in and day-out, rather than occasionally in a lab experiment.

We have developed relationships with some of the manufacturers of the key components of our technology, such as AMETEK Ortec, a manufacturer of high-end gamma ray detectors, and Thermo MF Physics, a manufacturer of accelerators
(neutron generators). We do not presently have supply contracts with these manufacturers or any others. Our equipment purchases to date have not entailed the volume levels that would make it advisable to put supply contracts in place.

The  Microsenzor  is  essentially a one-man portable version of the SuperSenzor.
The Microsenzor operates from a short range, a few inches from the object inspected. It is 100 times slower than the SuperSenzor, making it suitable for more static environments. We believe that certain prospective customers will view its lower unit cost and relative ease of transport as advantages. These prospective customers would choose a Microsenzor for security applications and industrial applications where using a SuperSenzor would not be feasible or efficient. The Minisenzor that we are developing is expected to perform in a manner similar to the Microsenzor, but with a substantial speed improvement.

The  Microsenzor  has  three  key  components:

1.     The  emitter  is  a  neutron  source  via  Americium  isotope production.
2. The receiver is a detector of gamma rays, the same as that used in the SuperSenzor.
3.     The  controller  computer  software  for  interface  and results display.

The Microsenzor provides only chemical formulas as its result, without imaging. We have conducted laboratory tests of the Microsenzor for inspectors from the Office of the Inspector General of the Federal Aviation Administration, and are currently conducting laboratory tests of the Minisenzor (under a Phase I DOD
SBIR  Grant)  at  the  University  of  California,  Irvine.

            MARKETING PLANS, SALES, GOVERNMENT GRANTS AND PRODUCTION

The market niche that we occupy, within the broad security and anti-terrorism industry, is that of advanced detector technology. This niche is characterized by expensive, technologically advanced systems such as Computed Tomograhy (CT) and Quadrapole Resonance (QR) systems for airline and customs screening, and Ground Penetrating Radar (GPR) based systems for landmine detection.

Within this market niche, we believe our stoichiometric technology has several competitive advantages, including its ability to determine the exact chemical formula of a substance, perform trans-metal deciphering, operate from a distance, and not rely on user interpretation.

GENERAL  MARKETING  PLANS
-------------------------

We believe our technology represents a new generation of improvements in security technology. As a result, we believe that a general education program is necessary to persuade opinion leaders and the public of the benefits of our technology. We must raise customer awareness, implement a customer development program, and create public pressure to demand adoption of our technology.

To increase customer awareness, we plan to gain an understanding of the specific requirements for target customers and explain how our technology will satisfy their requirements. We plan to explain our technology through technical presentations, on-site demonstrations, publishing articles in technical journals, speaking at technical conferences, and creating opportunities to give interviews and generate media attention.

We expect that our customer development program will include developing a close relationship with the appropriate technical officers within a target customer's organization. We expect our program to include describing to potential customer technical personnel how the technology can apply to their applications and requirements. We hope to provide assistance in developing specifications and statements of work and budgets and to provide additional briefings to higher levels of management.

We also plan to develop strategic relationships with suppliers of current security screening products. We believe that using these suppliers' established channels and customers will afford us quicker access to our targeted markets.

We plan to raise awareness of the unique capabilities of our technology among legislators, non-technical decision makers and the general public. Because our technology is complex it will be very cost efficient to have a digital video (both on CD and cassette), and printed promotional materials, that can be sent to prospective customers, consultants, news reporters, and strategic partners. This prepackaged promotional material will save on travel and presentation costs
- enabling us to send packets of information that concisely explain the complex technology and show the demonstration units in operation at minimal cost.

To facilitate international sales, we expect to work with a network of representatives located in countries with identified opportunities. We plan to select these representatives based on their track record in selling to the target customers and to compensate them on a commission basis tied to the contract sales price. We have identified some of the prospective representatives we would like to retain.

We hope to combine the effects of technical presentations to potential customers, news media demonstrations and public relations to create a "public demand" for our technology. Publishing articles in technical journals, speaking at technical conferences and creating opportunities to give interviews will be a longer-term strategy to continue the public demand for and awareness of our technology.

For the time being, we will try to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the concept of "neutron bombardment." We anticipate the need for neutron shielding in certain applications, such as airports, to shield personnel from our anticipated levels of radiation bombardment. We have not determined the levels of shielding that are required, which may vary depending on the regulations of the states in which the system is installed.

We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our anticipated level of neutron radiation dose will result in 10 to 100 times less tissue damage than the level of x-ray radiation dose needed to accomplish security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of proposing to use our technology for high profile procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available.

SPECIFIC  MARKETING  PLANS
--------------------------

We intend to focus on three markets initially: Airport security screening (Transportation Security Administration), landmine detection (Department of Defense), and customs screening (US Customs). This initial list of customers may be refined or altered as conditions dictate. A separate but potentially large segment includes industrial users. We will pursue each market using the same core technology.

- Stoichiometric Luggage Screening Systems: We believe that our SuperSenzor technology can be integrated into luggage screening systems at passenger airports throughout the world to significantly reduce false alarm rates and to identify a wider variety of substances than current anomaly detection scanning systems. One configuration of the technology may be a system that will screen an entire luggage cart at a time on a confirmation detection basis, as opposed to the current systems that screen only one bag at a time on an anomaly detection basis. Although these systems will be more expensive than a single-piece luggage screening system, we believe that government agencies may be willing to pay a higher price because of increased volume and time efficiency. Other configurations of the technology may be a system that will screen individual checked baggage on a confirmation detection basis, or a system that is used in tandem with existing systems to enhance overall detection rates and reduce false alarm rates. We recently retained the consulting services of Isaac Yeffet, a leading expert on airline security due to his years of service as director of security operations for El Al, Israel's national airline. We believe that Mr. Yeffet will be instrumental in helping us to communicate the advantages of our technology to government officials and the public. Developing a strategic relationship with a current supplier of screening products could also help us to penetrate the market more quickly.

- Confirmation Sensor for Demining: We have identified governments and organizations dedicated to destroying landmines throughout the world as candidates for purchasing landmine detection systems. Current landmine detection systems succeed at identifying only metal casings and tend to yield a very high false alarm rate. In contrast, we believe our SuperSenzor will detect mines in both metal casings and plastic casings and reduce the false alarm rate. In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. The selection is subject to successful contract negotiations and is based on availability of government funds. As of the date of this prospectus, we are continuing to negotiate the contractual terms with the Department of Defense.

- Customs Screening Systems: We plan to position ourselves as a direct supplier to major governmental agencies responsible for customs screening. We have completed tests on behalf of the U.S. Customs, and believe we are well-positioned with the only stoichiometric technology that can scan sealed shipping containers for the chemical composition of concealed contraband.

We intend to pursue other markets as well. During this fiscal year, which ends April 30, 2003, we plan to devote resources to exploiting the following markets:

- Bio-Defense: We have identified agencies such as the Department of Defense, the U.S. Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents that have responsibility for detecting biological warfare agents as candidates for our SuperSenzor technology.

- Bomb Squad: Because police departments and the Bureau of Alcohol, Tobacco and Firearms have no certain method for determining if a suspicious object contains explosives, we have identified these agencies as our market for the Microsenzor or Minisenzor technology.

- Industrial Quality Control: We have identified a wide variety of potential industrial applications for our SuperSenzor, Minisenzor and Microsenzor technologies, including detecting impurities in oil, gas, and gemstones, and providing qualitative elemental information for food products.

SALES  AND  GOVERNMENT  GRANTS
------------------------------

We have not made any product sales to date. Any future sales will depend on negotiating contracts with our customers and modifying our technology to meet the specifications of our customers. Because our targeted customers are primarily governmental agencies, we cannot predict the time frame on which they may obtain approval to enter into contracts to adopt a new generation of security technology. We also cannot predict the extent to which governmental agencies may require a commercial prototype specific to their application to be developed in advance of entering into a contract to purchase products incorporating our technology. We hope to ship product based on our technology within 24 months.

We have several government contracts/grants that have been awarded or are pending, including:

-     SBIR  Phase  I

     We are completing work on a Phase I SBIR Contract for $70,000 for testing of our Minisenzor technology for landmine detection.

-     SBIR  Phase  II

     In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research
     ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. The selection is subject to successful contract negotiations and is based on availability of government funds. As of the date of this prospectus, we are continuing to negotiate the contractual terms with the Department of Defense.

-     CalTIP

     We have submitted a proposal for up to $250,000 in matching funds to the California Technology Investment Partnership (CalTIP), which is designated for marketing and markets development. We were placed on a waiting list for possible award of the CalTIP grant, dependent upon available funding for the program. Based on budget shortfalls in the State of California, we do not anticipate award of this grant.

-     Navy

     We have submitted a proposal for $200,000 for a feasibility study on SuperSenzor's ability to detect Biological and Chemical weapons in sealed containers. This includes an option to build a prototype for an additional approximately $1.4 million.

-    Transportation Security Administration ("TSA")

     In November 2002 we submitted a funding application to the TSA for $3.2 million, which would be matched by a contribution of approximately $1 million from us. The funding would be used to build a prototype SuperSenzor for the airline industry.

PRODUCTION
----------

Taking our technology into commercial production involves refinement of our bench-top prototypes into commercial products. The commercial unit must take into account all relevant commercial standards for durability, usage and shielding, as well as specific customer requirements for detection, and physical unit packaging and installation. We intend to conduct this work both internally and with the assistance of outside partners. This work will include developing commercial blueprints, deciding upon final hardware configurations, developing testing standards, designing control units to manipulate targets or manipulate the unit itself around the target, and integrating shielding requirements. Funding requirements include internal time as well as the cost of contracting with outside firms. Where appropriate, we intend to ally ourselves with existing participants in the security field to minimize our technology's time to market.

                                   COMPETITION

Our fast neutron scanning is the only technology we know of that provides the chemical formula for identification of the target substance. We are not aware of any other functional stoichiometric confirmation detector in the world today. We have not identified any such detector being sold in the various markets we seek to exploit. We have not encountered any patents or patent applications for any such detectors in the prosecution of the patent applications we have filed for our technology. We are not aware of any other supplier or potential supplier of detection systems that are intended to perform remote, non-intrusive confirmation deciphering of the chemical formulas of concealed substances.

From a market perspective, as opposed to a technical perspective, there are several other detection technologies being offered within our market niche. The following is a partial list of companies that market high-end explosive detection and cargo screening systems, principally for airport security screening. While none of these systems can confirm the identity of a substance, they are recognized currently as the only systems that can provide anomaly detection.






Company Name                           Products             Comment
------------------------------  ----------------------  ----------------

InVision Technologies           CT Explosive detection   75% of Airports
------------------------------  ----------------------  ----------------
L-3 Communications              CT Explosive detection   25% of Airports
------------------------------  ----------------------  ----------------
                                Portable, vehicle,       Subcontractor to
OSI Systems, Inc.               Cargo X-Ray              InVision
------------------------------  ----------------------  ----------------
                                X-Ray baggage
PerkinElmer                     screening                Not CT certified
------------------------------  ----------------------  ----------------
                                Backscatter X-ray
American Science & Engineering  Systems
------------------------------  ----------------------


Quantum Magnetics, recently acquired by InVision, has a pattern recognition confirmation detector for explosives based on magnetic pattern recognition, which is being tested for deployment in airport security screening. To the best of our knowledge, the detector cannot "see through" metal, has no imaging capability and must be within two inches of the explosive to recognize it.

Our competitors are established companies with operating histories. They are well financed and have many contacts and connections in the industries in which they operate. We must effectively promote our technology in order to overcome these obstacles. With respect to these detection systems, we see the real competition as being the challenge of educating the consumer either to incorporate or to substitute our stoichiometric confirmation detector system for the existing detection system.

In addition to the above companies which currently operate X-ray based systems, we have competitors that use gamma ray analysis, although their technologies do not have the same capabilities as ours. We believe that these competitors will seek to compete with us in cargo screening and landmine detection. We have two principal competitors whose technology is based on gamma ray analysis:

Company  Name                 Products
-------------                 --------
Ancore                        Pulsed  Fast  Neutron  Analysis

Thermo  Gammametrics          Coal,  Cement,  Mineral  Analysis  systems


As we understand its current configuration, Ancore's system cannot determine chemical formulas, and it is heavy (weighing up to 12 tons) and expensive ($8 million per system). As we understand its current configuration, Thermo Gammametrics's systems use thermal neutrons produced by radioactive Californium, and they cannot detect oxygen or carbon, only metallic impurities.

Science Applications International Corporation currently sells systems to U.S. Customs that scan trucks, railroad cars and sea containers using gamma ray technology to generate images. Science Applications International Corporation's systems "see through" metal but do not return a chemical analysis.

In addition to these companies using gamma ray analysis techniques, several research groups exist that are pursuing gamma ray based technologies. We are not aware of any that are nearing commercial production. A partial list of these companies includes the Special Technologies Lab of the DOE, the National Labs, and the Western Kentucky University consortium.

We will encounter barriers to entry in the advanced technology security market. We must obtain access to high-level governmental decision makers. Although our technology may be an improvement over existing technology, political considerations and strong lobbying by competitors must be overcome. We must conduct a vigorous public relations and marketing campaign to convince governmental decision makers of the important technical innovations that we have made. We must achieve a number of certifications in order to be successful in the sales of our products, including FAA (now TSA) certification of our systems for use in airports, DoD approval for use in military applications, and U.S.

Customs approval for use at ports of entry. Additionally, we must be granted certifications for use of high-energy neutrons in public settings.

                              INTELLECTUAL PROPERTY

We have filed patent applications that are currently in the approval process. We expect the examination period to begin shortly and that patents may be granted in 2003. We have filed a total of six patent applications in various jurisdictions:

- United States Patent Office - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on February 20, 2001);
- United States Patent Office - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2001);
- Patent Cooperation Treaty - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2002);
- Canada - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 14, 2000);
- Japan - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 18, 2000); and
- Europe - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on September 14, 2000).

The neutron microscope is a special version of the SuperSenzor that magnifies images and combines a chemically specific analysis designed to identify "inclusions" in gemstones, making it possible to determine their origins.

We are not aware of any other functional stoichiometric confirmation detector in the world today. We have not identified any such detector being sold in the various markets we seek to exploit. We have not encountered any patents or patent applications for any such detectors in the prosecution of the patents we have filed for our technology.

To date, we have not received any notification that our technology infringes the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. Any future claims that do occur may have a material adverse affect on us and our prospects.

Prior to the reverse take-over transaction, SLW's initial efforts focused on establishing a web-based nutritional supplement sales business. We still own a license to pursue this business, but we believe the financial needs of our detection technology business and the uncertainty surrounding the licensor's ability to perform counsel against allocating resources to exploit the license at the present time. From time to time we will assess the economic viability of this line of business to determine whether we will allocate resources to pursuing it.

                              GOVERNMENT REGULATION

Our operations are subject to compliance with regulatory requirements of federal, state and local authorities. While compliance with applicable regulations has not adversely affected our operations in the past, there can be no assurance that we will continue to be in compliance in the future or that these regulations will not change. Current costs of compliance have not been material to us, but we anticipate that they will be material as we commercialize our technology into products.

Because our technology and its applications are so new, we are not certain of all of the potential government regulation that may affect us. We believe that certain applications of our technology will require approvals from various government organizations. Examples of government agencies that may regulate applications of our technology include the Federal Aviation Administration (now the Transportation Security Administration), the Department of Defense, the U.S. Customs Service, and the Food and Drug Administration in the case of potential quality assurance applications for food and drugs. We expect that our technology will require various potential environmental use approvals, particularly as it relates to using fast neutrons in public settings. The Nuclear Regulatory

Commission may also regulate our use of fast neutrons. Where regulation is coordinated between federal, state and local authorities, we expect the state and local equivalents of these federal agencies to regulate us as well. The approvals from government organizations may take longer and be more difficult to obtain than expected. There is no assurance that any governmental approval that might be required will ever be obtained, which could affect our ability to commercialize and sell our technology.

We plan to have government agencies as customers for the products we develop. At the federal level, this will subject our contracting to the Federal Acquisition Regulations, a comprehensive set of regulations governing how vendors do business with the federal government. We also apply for grants, which are subject to regulation by the granting agencies. Here again, where our customers or grantors are state or local governments, we will be subject to similar state and local contracting and grant regulations.

                                    EMPLOYEES

As of November 1, 2002, we had 7 full-time employees and 1 part-time employee classified as follows: 3 full-time executive officers; 2 full-time technical personnel; and 2 full-time and 1 part-time administrative personnel. On November 1, 2002, we also had 8 consultants. One of the consultants assists with sales and marketing, three assist with technical projects, four assist with administrative matters, and one assists with financial matters.

We believe that our ability to attract, hire, and retain qualified personnel now and in the future is important to our success. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

                            RESEARCH AND DEVELOPMENT

Our future success will depend on our research and development efforts to enhance our existing technologies and on development of applications for our detection technology. For the fiscal years ended April 30, 2002 and 2001, we spent approximately $558,000 and $165,000, respectively, on research and development of our technology.

                                   FACILITIES

On September 30, 2002, we relocated our offices to 1601 Alton Parkway, Unit B, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The lease term is three years, with payments due at a monthly lease rate of $8,000. The facilities are close to all necessary services, including laboratories at the University of California, Irvine, which are currently used for certain developmental work. We pay $1,000 per month to use a nuclear reactor laboratory at the University of California, Irvine for purposes of developing and testing the detectors. The term of the contract to use the laboratory is from June 1, 2002 to December 31, 2003. We do not anticipate that while we are in the development stage we will require significant facilities over and above those that are currently leased or available.

                                LEGAL PROCEEDINGS

In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December, 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The Complaint contains the following claims: (A) failure to pay wages due in violation of the Labor Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and
(D) fraud against all three defendants. In the prayer for relief, the plaintiff seeks damages in the amount of $873,455, plus interest, penalties, attorney's fees, and costs. The defendants have filed a reply and the parties have commenced discovery. We deny the substance of the plaintiff's allegations and intend to vigorously defend this lawsuit. We cannot predict what the outcome of the lawsuit may be or reasonably estimate the financial effect associated with it. Pursuant to our interpretation of the severance provisions of Mr. Cowan's employment agreement, we have included in our financial statements an accrued liability of $150,000 at April 30, 2002.

As discussed more fully above under Management's Discussion and Analysis of Financial Condition and Results of Operations, we have included in our financial statements an accrued liability of $350,000 at April 30, 2002, in connection with tax returns our subsidiary HiEnergy Microdevices is delinquent in filing.

Except as described above, to the knowledge of our executive officers and directors, neither we nor our subsidiaries are party to any legal proceeding or litigation and none of our property is the subject of a pending legal proceeding and our executive officers and directors know of no other threatened or contemplated legal proceedings or litigation.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of HiEnergy Technologies and their ages, positions, business experience and education as of November 1, 2002 are as follows:

NAME                         AGE    POSITION
----                         ---    --------
Dr.  Bogdan  C.  Maglich     64     Chairman  of  the Board and Chief Scientific
Officer
Tom  Pascoe                  47     Director,  CEO,  President  and  Treasurer
Barry  Alter                 47     Director
Gregory  F.  Gilbert         53     Director
Harb  S.  Al  Zuhair         64     Director
Richard  F.  Alden           77     Director
Michal  Levy                 30     Corporate  Secretary  and  Vice  President

Dr.  Bogdan  Maglich,  Mr.  Gregory  Gilbert, Mr. Harb Al Zuhair and Mr. Richard
Alden were appointed to the board of directors on April 25, 2002. Mr. Barry Alter was appointed to the board of directors on February 20, 2002. Mr. Tom Pascoe was appointed to the board of directors on September 25, 2002.

All of the above named directors are divided into three classes of two directors as follows: Class I consists of Barry Alter and Richard Alden; Class II consists of Greg Gilbert and Harb Al Zuhair; and Class III consists of Dr. Bogdan Maglich and Tom Pascoe. The three classes have staggered terms of one, two and three years. All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Each officer of HiEnergy Technologies serves at the discretion of the board of directors. There are no family relationships between or among any of our directors or executive officers.

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of our directors and executive officers has been furnished to us by each director and executive officer.

DR. BOGDAN C. MAGLICH. As HiEnergy Technologies' Chairman and Chief Scientific Officer, Dr. Maglich has primary responsibility for technology strategy, technology development and technical proposal development. Dr. Maglich is a respected scientist in his field. He received the White House Citation from President John F. Kennedy and was named an honorary citizen in Switzerland by the President of the Swiss Confederation for his discovery of the omega meson. In addition to his research discoveries and inventions in particle physics, instrumentation, and detection devices, Dr. Maglich has played a role in reducing weapons in areas such as Yugoslavia and Russia and working on safety measures for Soviet reactors in Europe. Currently, Dr. Maglich is involved in the development and testing of three detectors based on his stoichiometric technology.

Dr. Maglich has served as a professor of physics at University of Pennsylvania and has also worked at Rutgers and at the Joint Faculty, Princeton-Penn Accelerator Laboratory. Dr. Maglich also worked in various leadership capacities on a variety of projects, including the following: the CERN European Center for High Energy (nuclear) Physics in Geneva, Switzerland; the U.S. National Laboratories, the Air Force Weapons Laboratory (now known as the Air Force Phillips Laboratory); and the British-Swedish-American Consortium for the design of the King Abdulaziz Energy Research Center in Saudi Arabia. Dr. Maglich received a Ph.D. in high-energy physics and nuclear engineering from the Massachusetts Institute of Technology (MIT), a Master of Science from Britain's University of Liverpool, and a Bachelor of Science from the University of Belgrade.

TOM PASCOE. Mr. Pascoe replaced Mr. Alter as HiEnergy Technologies' President, CEO and Treasurer on September 25, 2002. From January 1, 2001 through August 2002, Mr. Pascoe was an independent consultant providing growth, technology and turn-around consulting services to a variety of clients through his consulting company The Polarity Group. During this time, he served as Interim CEO for RFID Technologies and repositioned the company from a single market technology provider to multiple markets. Mr. Pascoe also provided strategic fit assessment and growth by acquisition strategies to a software provider with more than 13,000 clients, and strategic consulting services to a major publishing company. Prior to working as an independent consultant, from June 2000 through October 2000, Mr. Pascoe served as President and CEO of Web Symmetry, and from October 1996 through May 2000, he served as COO and Executive Vice President of Tickets.com. Prior to working at Tickets.com, Mr. Pascoe served as Vice-President-Manufacturing of Iwerks Entertainment. Mr. Pascoe has an MBA from Pepperdine University.

BARRY ALTER. Prior to becoming an officer and director of HiEnergy Technologies and during the period from November 2000 through December 2001, Mr. Alter served as Chief Operating Officer of SBS Interactive Inc., a private Nevada corporation in the business of developing, marketing and licensing consumer electronic products, including the use of the television as an interactive medium. Since 1998, Mr. Alter has also worked through his own consulting company, Challure Capital Investment Corporation, to provide business management expertise and assistance with raising working capital to companies in financial difficulty, including Indian Motorcycle, a private California corporation in the motorcycle production business, and xseeksy.com, a private Delaware corporation online relationship dot.com company. From 1983 to 1998, Mr. Alter served as President of Sweet Expressions Inc., a private Ontario company in the business of distributing confectionery.

GREGORY GILBERT. Mr. Gilbert has diverse legal, accounting, business, science and engineering skills. He has been a member of the board of directors of HiEnergy Microdevices since 1996 and served as HiEnergy Microdevices' CEO and President from March, 2002 to September 25, 2002. He is a licensed attorney in California with 25 years of extensive experience in international law, banking, corporate law, and business. Currently, he is the CEO of Metabolic Industries, and Hamilton-Biophile, a public company that manufactures creams and lotions, Hamilton-Clarke, a private company and Hamilton-May, a private company. He is also the Administrative Director of the Diabetes Research Institute in Sacramento, California. In addition to the above companies, he is also on the boards of World Medical Organizations, Nevada Pacific Lands, and Xentrol Pharma. He has engineering company experience as a past officer and director of L&H Airco, Hamilton-Detroit, and Sunrise Systems. Prior to his career in business, he practiced law as an international lawyer, representing many foreign companies and entities, including OPEC, TTI and Novartis. He is currently admitted to practice and has practiced in the California Courts of Appeal, the California Supreme Court, the U.S. District Courts, U.S. Court of Appeals, Federal Bankruptcy Courts, the U.S. Court of Claims, the U.S. Tax Court and the U.S. Supreme Court. He remains a member of each bar. He is the recipient of the American Diabetes Association volunteer of the year award (Northern California) and the U.S. Air Force ROTC Outstanding Service Award for 1993, and was nominated for Philanthropist of the Year (1995), Central California, for charitable work to benefit mankind.

HARB S. AL ZUHAIR. Born on July 4, 1938, Mr. Al Zuhair received his primary education in Beirut and obtained a degree in civil engineering from the Portsmouth College of Technology, U.K. in 1961. In 1971, he established Electronics Equipment Marketing Co. as a division of SADCO, a company run by his family. Electronics Equipment Marketing Co. is one of the leading high-tech companies in Saudi Arabia. Presently Mr. Al Zuhair wholly owns or has investments in a variety of businesses, among them: construction, industrial, banking, mining, aviation and trading companies. Mr. Al Zuhair is also serving as chairman, member of the board of directors and founding member of various companies in the Saudi Kingdom and abroad.

RICHARD F. ALDEN. Mr. Alden was raised in Southern California. He served as an officer in the South Pacific during World War II. Mr. Alden received his Bachelor of Arts Degree in 1946 from the University of Southern California and his J.D. Degree from the University of Southern California School of Law in 1949, where he served on the Board of Editors of the Law Review. Following graduation, Mr. Alden joined the national law firm of Latham & Watkins, where he remained until 1985, practicing tax, real estate and business acquisition law.

In 1985 Mr. Alden retired from Latham & Watkins to assume the position of Vice Chairman of the Board and General Counsel of Hughes Aircraft Company after having served as that Company's General Counsel for over a decade and a director of Hughes since 1976. He retired from Hughes in 1988. Mr. Alden was a director of the Irvine Company and is a director of Safety Associates, Inc. He is trustee of the California State Parks Foundation, a trustee of the Episcopal Diocesan Investment Trust, and has served as Finance Chairperson for the Doheny Eye Institute.

MICHAL LEVY. As Vice President and Corporate Secretary, Ms. Levy handles Investor Relations, Public Relations and maintains HiEnergy Technologies' records. Originally from Israel, Ms. Levy served as Vice President and Corporate Secretary for seven years at Tapuz Enterprises, Inc., a California construction corporation. Prior to her employment with HiEnergy Technologies, Ms. Levy worked with prize-winning writer Arthur A. Ross as an administrative assistant and was a managing partner at a California LLC dedicated to film production. Ms. Levy has studied at Ben-Zvi, Israel, LAVC and UCLA Extension.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation that we have paid to our Named Executive Officers for the three fiscal years ended April 30, 2002, 2001 and 2000, respectively. With the exception of Dr. Maglich, no executive officers received more than $100,000 in annual salary and bonus during the fiscal year ended April 30, 2002. We do not currently have a long-term compensation plan and do not grant any long-term compensation to our executive officers. No other compensation was granted for the periods covered. Mr. Pascoe assumed the position of President and CEO in September 2002.

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


         Annual  Compensation                       Long-Term  Compensation
--------------------------------------             ----------------------------
                                                    Awards                 Pay-Outs
                                                   --------------------   ---------------

                                           Other                Securities         All
                                           Annual   Restricted  Under-             Other
Name  and         Fiscal                  Compen-     Stock     lying      LTIP    Compen-
Principal         Year     Salary Bonus   sation     Award(s)   Options/   Payouts sation
Position          Ended     ($)    ($)      ($)       ($)       SARs  (#)   ($)     ($)

BOGDAN             2002  $80,734  $50,000  $24,952  $196,148  2,482,011    -0-     -0-
MAGLICH            2001  $20,140      -0-  $26,666  $ 25,000        -0-    -0-     -0-
Chairman and       2000  $11,430      -0-  $19,792  $ 41,300        -0-    -0-     -0-
Chief Scientific
Officer (1)
-----------------------------------------------------------------------------------------


BARRY              2002      -0-      -0-      -0-       -0-        -0-    -0-    -0-
ALTER
Former CEO
and President
-----------------------------------------------------------------------------------------


SUZANNE            2002      -0-      -0-      -0-       -0-        -0-   -0-     -0-
WOOD               2001      -0-      -0-      -0-       -0-        -0-   -0-     -0-
Former President
-----------------------------------------------------------------------------------------


(1) Dr. Maglich served as Chairman and Chief Scientific Officer of HiEnergy Microdevices during the three fiscal years covered. He was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. The Other Annual Compensation amounts paid to Dr. Maglich consisted of the following personal expense reimbursements:

EXPENSE CATEGORY:      FISCAL YEAR ENDED 2002   FISCAL YEAR ENDED 2001   FISCAL YEAR ENDED 2000
---------------------  -----------------------  -----------------------  -----------------------

Auto Lease             $                 6,705  $                15,745  $                 8,454
Auto Insurance         $                 1,438  $                 2,017  $                 1,267
Auto Expenses (other)  $                   500  $                   471  $                   150
Home Rent              $                13,750  $                 6,500  $                 6,925
Medical Insurance      $                 2,559  $                 1,933  $                 2,996
TOTAL                  $                24,952  $                26,666  $                19,792

Dr. Maglich also received compensation in the form of shares of restricted common stock of HiEnergy Microdevices as follows: 196,149 shares with an estimated value of $196,149 during the fiscal year ended April 30, 2002; 35,000 shares with an estimated value of $25,000 during the fiscal year ended April 30, 2001; and 51,500 shares with an estimated value of $41,300 during the fiscal year ended April 30, 2000. These shares were subsequently converted by Dr. Maglich into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies. In connection with the renegotiation of Dr. Maglich's employment agreement with HiEnergy Microdevices, he received a signing bonus in the form of a $100,000 promissory note subject to HiEnergy Technologies meeting specific financing goals. Dr. Maglich received $50,000 of the signing bonus upon receipt by HiEnergy Technologies of $1,000,000 raised through equity financing during April, 2002. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we expect to pay him the remaining $50,000 in November 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted to each Named Executive Officer during our most recent fiscal year ended April 30, 2002. We never have granted any stock appreciation rights.

               Number  of       Percent  of Total
               Securities       Options/SARs       Exercise  or  Base
               Underlying       Granted  to        Price
               Options/SARs     Employees  in     ($/Share)
Name           Granted          Fiscal  Year                            Expiration  Date
-------------------------------------------------------------------------------------------

BOGDAN          2,482,011  (1)     100%            $0.134/share         November  30,  2008
MAGLICH
Chairman  and
Chief  Scientific
Officer
-------------------------------------------------------------------------------------------

(1) Option was granted on April 24, 2002 and was fully-vested and exercisable on the date of grant.

              EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

The following table sets forth information with respect to fiscal year-ended April 30, 2002 option values. No stock options were exercised by our Named Executive Officers during the fiscal year ended April 30, 2002.

                                                     Number  of        Value of unexercised
                                                     Unexercised       in-the-money
                                                     options/SARs  at  options/SARs  at
               Shares                                FY-end  (#)       FY-end  ($)
              acquired  on         Value Realized    exercisable /     exercisable/
Name          on  exercise  (#)        ($)           unexercisable     unexercisable  (1)

-------------------------------------------------------------------------------------------

BOGDAN             ----               ----          2,482,011/0        $4,854,814/$0
MAGLICH
Chairman  and  Chief
Scientific  Officer
-------------------------------------------------------------------------------------------

(1) The value of Dr. Maglich's options has been calculated based on the difference between the closing price of our stock on the OTC Bulletin Board on April 30, 2002 ($2.09 per share) and the exercise price of the stock options ($0.134 per share).

                            COMPENSATION OF DIRECTORS

To date, our directors have not been compensated for their service as directors. We plan to compensate our directors with stock options for their service as directors. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of HiEnergy Technologies.

HiEnergy Microdevices compensated its directors with shares of its common stock for their service as directors prior to the reverse takeover by HiEnergy Technologies. During the fiscal year ended April 30, 2002, the following HiEnergy Microdevices directors received shares of HiEnergy Microdevices common stock for their service as directors: Mr. Richard Alden received 3,500 shares with an estimated value of $3,500; Mr. Gregory Gilbert received 1,000 shares with an estimated value of $1,000; and Mr. Edward Finch received 1,000 shares with an estimated value of $1,000. These shares were subsequently converted by each of the directors into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies.

Effective September 25, 2002, we agreed to pay Barry Alter $5,000 per month in connection with consulting services he provides to HiEnergy Technologies. The consulting agreement has a term of one year and may be renewed for another year if not terminated earlier. Mr. Alter will also be reimbursed for reasonable expenses associated with performing consulting services for HiEnergy Technologies.

                                BOARD COMMITTEES

Our board of directors has a Compensation Committee. Due to changes in the composition of the board of directors, the full board of directors currently serves as the audit committee. We anticipate forming an audit committee once the composition of our board of directors contains the requisite number of independent directors. Our board of directors does not have a nominating committee. The entire board of directors selects nominees for our board of directors.

The Compensation Committee was formed in August 2002 and is responsible for making recommendations to our board of directors concerning salaries and incentive compensation for our employees and consultants, preparing stock option plans, selecting the persons entitled to receive stock options and establishing the number of shares, exercise price, vesting period and other terms of the options granted under stock option plans. The Compensation Committee also will administer any stock option plans that are approved. The entire board of directors also may perform these functions. The Compensation Committee currently consists of Dr. Bogdan Maglich, Mr. Barry Alter, Mr. Greg Gilbert and Mr. Harb Al Zuhair. The Compensation Committee has not held a meeting yet. No executive officer of HiEnergy Technologies serves as a director or member of the compensation committee of any other entity whose executive officers serve as a director of HiEnergy Technologies.

As the Audit Committee, the full board of directors selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions. The Audit Committee is governed by a written charter, a copy of which charter was filed with the Securities and Exchange Commission as an exhibit to our definitive proxy statement for our special meeting held on October 10, 2002. The Audit Committee, as previously comprised of Mr. Alter and Mr. Alden, held two meetings during June and July 2002.

                              EMPLOYMENT CONTRACTS

In March 2002, HiEnergy Microdevices entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientific Officer. On July 16, 2002, the employment agreement was assigned by HiEnergy Microdevices to HiEnergy Technologies pursuant to an Assignment and Assumption Agreement approved by the boards of directors of HiEnergy Technologies and HiEnergy Microdevices at meetings held on July 16, 2002 and executed by HiEnergy Microdevices, HiEnergy Technologies and Dr. Maglich. The material terms of the employment agreement are summarized in the footnotes to our Consolidated Financial Statements, Note 7, pages F-23 to F-24 herein.

In connection with his hiring, Mr. Tom Pascoe entered into an employment agreement with HiEnergy Technologies. He will receive a salary of $135,000 initially. Based on achieving milestones involving bringing revenues or financing to HiEnergy Technologies, Mr. Pascoe's salary will increase to $175,000 and then to $250,000. Mr. Pascoe will also be entitled to a $250,000 bonus when HiEnergy Technologies achieves two consecutive quarters of positive cash flow. The bonus is payable according to a formula out of excess cash. Mr. Pascoe and a Committee of the board of directors will propose a more comprehensive bonus plan to the board of directors by December 24, 2002.

Mr. Pascoe received stock options pursuant to his employment agreement. His options entitle him to purchase 3,005,038 underlying common shares, representing an amount equal to approximately ten percent (10%) of our outstanding common stock on a fully diluted basis, based on our equity structure on September 30, 2002. With respect to 75% of the underlying shares, the option shall vest one-twelfth (1/12) with respect to such shares on each of the dates that is the following number of months after September 25, 2002: 3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 33, 36. With respect to 25% of the underlying shares, the option shall vest with respect to such shares, on the earlier of (a) the date when the closing sale price of HiEnergy Technlogies' common stock has equaled or exceeded $1.75 on every trading day in a period of 90 consecutive calendar days, (b) the date immediately preceding a sale of HiEnergy Technologies (whether by merger, share exchange or sale of assets) for $1.75 per share of common stock or more, or (c) if HiEnergy Technologies' common stock ceases to be publicly traded, on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more. The exercise price to purchase an underlying share shall be fixed on the date six months after September 25, 2002, as the lesser of (a) $1.00 per share; or (b) for any offering that closes within six months of September 25, 2002 (other than HiEnergy Technologies' offering of its Series A Preferred Stock), the following percentage of the price per unit of the issuer's equity securities (or the price per share at which a series of the issuer's preferred stock is convertible into the issuer's common stock): (i) for preferred with warrants, 70%, (ii) for preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.

In February 2002, HiEnergy Microdevices executed a letter employment agreement with Michal Levy, its Corporate Secretary and Vice President. On September 17, 2002, HiEnergy Technologies assumed the employment agreement with Ms. Levy. The employment agreement has a one year term commencing on February 24, 2002 and provides that Ms. Levy will receive a salary of $1,750 per week, a car allowance of $100 per week, a stock award of up to 22,356 shares of common stock issued in the amount of 5,589 per quarter commencing on February 24, 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share vesting immediately and having a term of 5 years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to HiEnergy Technologies than could be obtained from unaffiliated parties and are reasonably expected to benefit HiEnergy Technologies.

LOANS  FROM  EXECUTIVE  OFFICERS  AND  DIRECTORS
------------------------------------------------

During the fiscal years ended April 30, 2002 and 2001, HiEnergy Microdevices incurred the following material notes payable to current and former officers and directors:

- HiEnergy Microdevices had unsecured notes totaling $59,083 payable to Dr. Maglich for past due employment compensation with interest payable at 6% per annum, maturing in December 2002. Subsequent to April 30, 2002, the notes were paid in full.

- HiEnergy Technologies had an unsecured note totaling $100,000 payable to Dr. Maglich as a signing bonus pursuant to his employment agreement. The amount is non-interest-bearing, $50,000 payable upon receipt of $1,000,000 or more from any source, and $50,000 payable upon revenue in excess of

     $500,000 or $1,000,000 of additional funds from any source. Subsequent to April 30, 2002, $50,000 was paid to Dr. Maglich by HiEnergy Technologies. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we plan to pay the remaining $50,000 to Dr. Maglich sometime in November 2002.

- During March, 2002, Barry Alter, a director and former officer of HiEnergy Technologies, made a non-interest-bearing loan to HiEnergy Microdevices of $50,000. Subsequent to April 30, 2002, the note was paid in full.

- During March and April, 2002, Rheal Cote, a former director of HiEnergy Technologies, made several non-interest-bearing loans to HiEnergy Microdevices totaling $150,000. Subsequent to April 30, 2002, the notes were paid in full. In consideration for paying the notes late, in May 2002, we issued to Mr. Cote a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.00 with a three year term.

- HiEnergy Microdevices has a secured note totaling $10,400 payable to Edward Finch, a former director of HiEnergy Technologies, interest payable at 8% per annum, and due in July 2001. The note is secured by the patent applications for Europe, Canada, and Japan. The holder of the note has the option to convert the principal and interest into shares of common stock. As of April 30, 2002, the note was in default.

- HiEnergy Microdevices had a secured note totaling $5,000 payable to Gregory Gilbert, a director of HiEnergy Technologies, with interest payable at 8% per annum, and due in July 2001. Subsequent to April 30, 2002, the note was paid in full.

- HiEnergy Microdevices had an unsecured note totaling $5,000 payable to Hamilton-Clarke, a corporation in which Mr. Gilbert is a stockholder, director and officer. Subsequent to April 30, 2002, the note was paid in full.

- In July, 2002, we issued 11,218 shares of common stock to Harb Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full.

- In July, 2002, we issued 11,678 shares of common stock to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July, 2002, we issued 15,000 shares of common stock to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc.

We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Compensation of Directors," and "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                         CERTAIN BUSINESS RELATIONSHIPS

Except with respect to the reverse take-over transaction that occurred on April 25, 2002, no director or nominee for director is or has been during the fiscal year ended April 30, 2002, or the three months ended July 31, 2002, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with HiEnergy Technologies in excess of 5% of either the company's revenues or assets.

                           INDEBTEDNESS OF MANAGEMENT

There are no persons who are directors, executive officers of HiEnergy Technologies, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to HiEnergy Technologies in an amount in excess of $60,000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information with respect to the beneficial ownership of our outstanding shares of common stock as of November 1, 2002, by: (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o HiEnergy Technologies, Inc., 1601 Alton Parkway, Unit B, Irvine, California 92606. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes those shares of common stock underlying options held by such persons that are exercisable within 60 days of November 1, 2002, but excludes shares of common stock underlying options held by any other person. The number of shares of common stock outstanding as of November 1, 2002 was 24,042,360. Except as otherwise noted, the amounts reflected below are based upon information provided to us and in filings with the Securities and Exchange Commission.


                                                            PERCENT OF
NAME OF BENEFICIAL OWNER                                 NUMBER OF SHARES   OUTSTANDING
-------------------------------------------------------  -----------------  ------------

Dr. Bogdan C. Maglich, Chairman of the Board and Chief
Scientific Officer                                          10,893,370 (1)         41.1%
-------------------------------------------------------  -----------------  ------------
Tom Pascoe, President, CEO, Treasurer and Director             187,815 (2)            *
-------------------------------------------------------  -----------------  ------------
Michal Levy, Secretary and Vice President                      110,588 (3)            *
-------------------------------------------------------  -----------------  ------------
Barry Alter, Director (4)                                       1,542,500           6.4%
-------------------------------------------------------  -----------------  ------------
Gregory F. Gilbert, Director (5)                                        0             *
-------------------------------------------------------  -----------------  ------------
Richard F. Alden, Director                                     953,411 (6)          4.0%
-------------------------------------------------------  -----------------  ------------
Harb S. Al Zuhair, Director                                    828,422 (7)          3.4%
-------------------------------------------------------  -----------------  ------------
ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP
 (7 Persons) (8)                                               14,516,106          54.0%
-------------------------------------------------------  -----------------  ------------
*  Less than 1%.

(1) Includes 2,329,023 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,345,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,500,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,482,011 shares of Common Stock issuable upon the exercise of currently exercisable stock options.

(2) Represents 187,815 shares of common stock issuable upon the exercise of currently exercisable stock options. Does not include approximately 751,000 shares of common stock issuable upon the exercise of options that will vest on December 25, 2002, if our common stock closes at or above $1.75 per share on each trading day until December 25, 2002.

(3) Includes 89,410 shares of common stock issuable upon the exercise of currently exercisable stock options.

(4) Mr. Alter's business address is 488 Melrose Avenue, Toronto, Ontario, Canada M5M 2A2.

(5) Mr. Gilbert's business address is 4318 Dudley Blvd., McClellan Park, Sacramento, California 95652.

(6) Includes 2,236 shares of Common Stock held by Richmar Associates, a California general partnership, of which Mr. Alden is the managing partner. Also includes 15,000 shares held by Rimar Investments, Inc., a California corporation, of which Mr. Alden is a director and greater than ten percent stockholder. Mr. Alden disclaims beneficial ownership of the stock held by Richmar Associates and Rimar Investments beyond his pecuniary interest. Also includes 75,999 shares of Common Stock issuable upon the exchange of 3,400 shares of HiEnergy Microdevices Common Stock held by Mr. Alden. The 3,400 shares of HiEnergy Microdevices Common Stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $11,900. Mr. Alden's business address is 11340 West Olympic Boulevard, Suite 280, Los Angeles, California 90064.

(7) Includes 17,882 shares of Common Stock issuable upon the exchange of 800 shares of HiEnergy Microdevices Common Stock held by Mr. Al Zuhair. The 800 shares of HiEnergy Microdevices Common Stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $2,800.

(8) The group consists of our six directors and Ms. Levy. The number of shares beneficially owned takes into account the details set forth in the preceding footnotes.

                            SELLING SECURITY HOLDERS

As of November 1, 2002, a total of 24,042,360 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering, assuming each selling stockholder sells all of their shares listed in the table.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or shares of Series A Convertible Preferred Stock, or Series A Preferred, held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

We have agreed to register for resale an aggregate of 1,175,441 shares of common stock in connection with the Series A Preferred offering:

- an aggregate of 851,755 shares of common stock that may become issuable upon the conversion of the shares of Series A Preferred;

- an aggregate of 255,536 shares of common stock, which is the number of shares underlying warrants held by the Series A Preferred stockholders that may become issuable upon conversion of the warrants at an exercise price of $1.50 per share; and

- an aggregate of 68,150 shares of common stock issued to the Series A Preferred holders as a stock dividend.

If the registration statement that includes this prospectus is not declared effective by the Securities and Exchange Commission on or prior to February 4, 2003, we will incur penalties to the Series A Preferred investors that we may choose to pay in additional securities that will be registered to be sold in this offering. The terms of the Series A Preferred and investor warrants whose underlying shares of common stock are included for resale under this prospectus prohibit conversion of the preferred shares and exercise of the warrants to the extent that conversion of the shares would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% of our outstanding shares of common stock. A holder may waive the 4.999% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a holder from converting or exercising Series A Preferred shares or warrants and selling shares underlying the shares or warrants in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amounts.

We have also agreed to register for resale an aggregate of 1,619,924 shares of common stock in connection with the common stock private placement offering that closed on October 29 and 31, 2002:

-    an aggregate of 1,349,934 shares of common stock; and

- an aggregate of 269,990 shares of common stock, which is the number of shares underlying warrants held by the private placement investors that may become issuable upon conversion of the warrants at an exercise price of $2.50 per share.

If the registration statement that includes this prospectus is not declared effective by the Securities and Exchange Commission on or prior to February 26, 2003, we will incur penalties to the common stock investors that we may choose to pay in additional securities registered to be sold in this offering.

We have also agreed or determined to register for resale the following shares of common stock:

- an aggregate of 1,725,000 shares of common stock held by investors in our common stock private placement offering that closed on April 25, 2002 and June 24, 2002; and

- an aggregate of 1,965,833 shares of common stock that may be issuable upon exercise of options and warrants held by consultants and advisors.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

                                            SHARES                        SHARES
                                     BENEFICIALLY OWNED              BENEFICIALLY OWNED
                                       PRIOR TO OFFERING  SHARES    AFTER THE OFFERING (1)
                                     -------------------   BEING     ---------------------
NAME OF BENEFICIAL OWNER             NUMBER    % OF CLASS OFFERED     NUMBER  % OF CLASS
-----------------------------------------------------------------------------------------
Nathan Freund and Lila Freund         133,930  (2)    *   133,930  (2)    0      *
Robert A. Melnick                     80,359   (3)    *   80,359   (3)    0      *
Jacob Bar Lev and Zvia Bar Lev        66,968   (4)    *   66,968   (4)    0      *
Robert J. Neborsky, M.C., Inc.
     Combined Retirement Trust        66,968   (5)    *   66,968   (5)    0      *
David Wiener Revocable Trust - 96     40,180   (6)    *   40,180   (6)    0      *
James Enright                         33,442   (7)    *   33,442   (7)    0      *
Ioannis Korologos                     40,180   (8)    *   40,180   (8)    0      *
Ruth Arbel-Magid and Eliezer Magid    33,442   (9)    *   33,442   (9)    0      *
Richard Melnick                      200,627  (10)    *  200,627  (10)    0      *
Kris S. Pogoloff                      13,377  (11)    *   13,377  (11)    0      *
Mark W. Collins                       34,655  (12)    *   34,655  (12)    0      *
William I Schoenfeld and Rosalie G.
     Schoenfeld                       13,395  (13)    *   13,395  (13)    0      *
Morrie Lieb                           13,377  (14)    *   13,377  (14)    0      *
Mark Capital LLC                      38,457  (15)    *   38,457  (15)    0      *
Andrew J. Maffey                      66,878  (16)    *   66,878  (16)    0      *
Karma Kapital LLC                    153,508  (17)    *  153,508  (17)    0      *
Global Medicine, Inc, MPPP           133,751  (18)    *  133,751  (18)    0      *
Angeliki Frangou                      66,745  (19)    *   66,745  (19)    0      *
Jan H. Stahl & Cynthia M. Ruggero     13,352  (20)    *   13,352  (20)    0      *




                                      SHARES BENEFICIALLY OWNED           SHARES BENEFICIALLY OWNED
                                           PRIOR TO OFFERING     SHARES     AFTER THE OFFERING (1)
                                       ------------------------   BEING     ------------------
NAME OF BENEFICIAL OWNER               NUMBER        % OF CLASS  OFFERED    NUMBER  % OF CLASS
1057111 Ontario Ltd.                     25,000  (21)      *     25,000        0       *
William S. Gaskey                        25,000            *     25,000        0       *
Richard Bertea Separate Property Trust  100,000  (22)      *    100,000        0       *
Don Brennan                              25,000            *     25,000        0       *
Croft Investments Limited Partnership   100,000  (23)      *    100,000        0       *
Robert S. Davimos                        25,000            *     25,000        0       *
Peter DiMatteo                           50,000            *     50,000        0       *
J.R. Fishman                            100,000            *    100,000        0       *
Fribourg Enterprises Inc.               100,000  (24)      *    100,000        0       *
Robert Galorenzo                         50,000            *     50,000        0       *
C. Boyden Gray                          270,877          1.2%    25,000     245,877    1.1%
Pam Gulla                                50,000            *     50,000        0       *
The Ed W. Hennings Revocable Trust       25,000  (25)      *     25,000        0       *
Brian Kane                              300,000          1.3%   300,000        0       *
David Kaplan                            200,000            *    200,000        0       *
SLR Limited                             195,000  (26)      *    195,000        0       *
Ajaib Limited                             5,000  (27)      *      5,000        0       *
Gion Limited                             50,000  (28)      *     50,000        0       *
Maraline International Ltd              150,000  (29)      *    150,000        0       *
Dean Rose                                25,000            *     25,000        0       *
Vertigo Trading Inc.                    100,000  (30)      *    100,000        0       *
Yeffet, Isaac                           500,000  (31)   2.2%   1,000,000 (32)  0       *
Primoris Group Inc.                     400,000  (33)   1.8%    400,000        0       *
H.C. Wainwright & Co., Inc.             189,770  (34)      *    189,770  (34)  0       *
Wolfe Axelrod Weinberger
     Associates LLC                     250,000  (35)   1.0%    250,000  (35)  0      *
Vertical Ventures Investments, LLC      444,446  (36)   1.9%    444,446  (36)  0      *
North Bar Capital Inc.                   44,446  (37)      *     44,446  (37)  0      *
Michael Kirsh                            22,223  (38)      *     22,223  (38)  0      *
John Zanotti                             22,223  (39)      *     22,223  (39)  0      *
Tomer Vardi                              22,223  (40)      *     22,223  (40)  0      *
1530403 Ontario Inc.                    177,779  (41)      *    177,779  (41)  0      *
1513549 Ontario Ltd.                    133,200  (42)      *    133,200  (42)  0      *
Brian Gruson                            120,000  (43)      *    120,000  (43)  0      *
Starfield International S.A.            180,000  (44)      *    180,000  (44)  0      *
Perry Wolfman                           177,779  (45)      *    177,779  (45)  0      *
Nathan Alsheh                            36,000  (46)      *     36,000  (46)  0      *
Nardo Zaias, IRA-SEP                     18,000  (47)      *     18,000  (47)  0      *
Hilda & Manuel Zaiac                     12,000  (48)      *     12,000  (48)  0      *
Albert V. & Jennifer H. Skiba            22,223  (49)      *     22,223  (49)  0      *
William G. Salatich                       9,600  (50)      *      9,600  (50)  0      *
Daniel A. Haigh                          88,890  (51)      *     88,890  (51)  0      *
John S. Haigh & Janette T. Blainey       22,223  (52)      *     22,223  (52)  0      *
Jeff Berwick                             44,446  (53)      *     44,446  (53)  0      *
Jeff Hermanson                           22,223  (54)      *     22,223  (54)  0      *
Jason T. Adelman                         47,000  (55)      *     47,000  (55)  0      *
Sherbrooke Partners LLC                 106,000  (56)      *    106,000  (56)  0      *
Scott Weisman                             7,770  (55)      *      7,770  (55)  0      *
Robert Nathan                            24,000  (55)      *     24,000  (55)  0      *
Steven Markovich                          5,000  (55)      *      5,000  (55)  0      *


* Less than 1.0%.

(1)     Assumes  all  shares  being  offered  by all beneficial owners are sold.

(2) Includes 91,732 shares underlying shares of Series A Preferred, 27,520 shares underlying warrants, 7,339 shares issued as a stock dividend in advance on October 7, 2002, and an additional 7,339 shares that may be issued as a stock dividend in advance on October 7, 2003.

(3) Includes 55,039 shares underlying shares of Series A Preferred, 16,512 shares underlying warrants and 4,404 shares issued as a stock dividend in advance on October 7, 2002, and an additional 4,404 shares that may be issued as a stock dividend in advance on October 7, 2003.

(4) Includes 45,867 shares underlying shares of Series A Preferred, 13,761 shares underlying warrants and 3,670 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,670 shares that may be issued as a stock dividend in advance on October 7, 2003.

(5) Includes 45,867 shares underlying shares of Series A Preferred, 13,761 shares underlying warrants and 3,670 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,670 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by the Robert J. Neborsky, M.C., Inc. Combined
Retirement  Trust  is  held  by  Robert  J.  Neborsky  as  Trustee.

(6) Includes 27,520 shares underlying shares of Series A Preferred, 8,256 shares underlying warrants and 2,202 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,202 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by the David Wiener Revocable Trust - 96 is held by David Wiener as Trustee.

(7) Includes 22,904 shares underlying shares of Series A Preferred, 6,872 shares underlying warrants and 1,833 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,833 shares that may be issued as a stock dividend in advance on October 7, 2003.

(8) Includes 27,520 shares underlying shares of Series A Preferred, 8,256 shares underlying warrants and 2,202 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,202 shares that may be issued as a stock dividend in advance on October 7, 2003.

(9) Includes 22,904 shares underlying shares of Series A Preferred, 6,872 shares underlying warrants and 1,833 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,833 shares that may be issued as a stock dividend in advance on October 7, 2003.

(10) Includes 137,414 shares underlying shares of Series A Preferred, 41,225 shares underlying warrants and 10,994 shares issued as a stock dividend in advance on October 7, 2002, and an additional 10,994 shares that may be issued as a stock dividend in advance on October 7, 2003.

(11) Includes 9,162 shares underlying shares of Series A Preferred, 2,749 shares underlying warrants and 733 shares issued as a stock dividend in advance on October 7, 2002, and an additional 733 shares that may be issued as a stock dividend in advance on October 7, 2003.

(12) Includes 23,736 shares underlying shares of Series A Preferred, 7,121 shares underlying warrants and 1,899 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,899 shares that may be issued as a stock dividend in advance on October 7, 2003.

(13) Includes 9,174 shares underlying shares of Series A Preferred, 2,753 shares underlying warrants and 734 shares issued as a stock dividend in advance on October 7, 2002, and an additional 734 shares that may be issued as a stock dividend in advance on October 7, 2003.

(14) Includes 9,162 shares underlying shares of Series A Preferred, 2,749 shares underlying warrants and 733 shares issued as a stock dividend in advance on October 7, 2002, and an additional 733 shares that may be issued as a stock dividend in advance on October 7, 2003.

(15) Includes 26,339 shares underlying shares of Series A Preferred, 7,902 shares underlying warrants and 2,108 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,108 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Mark Capital LLC is held by Evan Levine as Managing Member.

(16) Includes 45,806 shares underlying shares of Series A Preferred, 13,742 shares underlying warrants and 3,665 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,665 shares that may be issued as a stock dividend in advance on October 7, 2003.

(17) Includes 105,141 shares underlying shares of Series A Preferred, 31,543 shares underlying warrants and 8,412 shares issued as a stock dividend in advance on October 7, 2002, and an additional 8,412 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Karma Kapital LLC is held by Satanay Koushbay an officer.

(18) Includes 91,610 shares underlying shares of Series A Preferred, 27,483 shares underlying warrants and 7,329 shares issued as a stock dividend in advance on October 7, 2002, and an additional 7,329 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Global Medicine, Inc., MPPP is held by Eugene Seymour, M.D., as Trustee.

(19) Includes 45,714 shares underlying shares of Series A Preferred, 13,715 shares underlying warrants and 3,658 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,658 shares that may be issued as a stock dividend in advance on October 7, 2003.

(20) Includes 9,144 shares underlying shares of Series A Preferred, 2,744 shares underlying warrants and 732 shares issued as a stock dividend in advance on October 7, 2002, and an additional 732 shares that may be issued as a stock dividend in advance on October 7, 2003.

(21) Power to vote or dispose of the securities beneficially owned by 1057111 Ontario Ltd. is held by Leonard P. Latchman as President.

(22) Power to vote or dispose of the securities beneficially owned by Richard Bertea Separate Property Trust is held by Richard Bertea as Trustee.

(23) Power to vote or dispose of the securities beneficially owned by Croft Investments Limited Partnership is held by Milton H. Barbarosh as President.

(24) Power to vote or dispose of the securities beneficially owned by Fribourg Enterprises Inc. is held by Cristina Venus Sasso de Hoos as President.

(25)     Power to vote or dispose of the securities beneficially owned by The Ed
W.  Hennings  Revocable  Trust  is  held  by  Ed  W.  Hennings  as  Trustee.

(26) Power to vote or dispose of the securities beneficially owned by SLR Limited is held by Derek Ryan as a director.

(27) Power to vote or dispose of the securities beneficially owned by Ajaib Limited is held by Derek Ryan as a director.

(28) Power to vote or dispose of the securities beneficially owned by Gion Limited is held by Derek Ryan as a director.

(29) Power to vote or dispose of the securities beneficially owned by Maraline International Ltd. is held by Derek Ryan as a director.

(30) Power to vote or dispose of the securities beneficially owned by Vertigo Trading Inc. is held by A.W. Boggs as President.

(31)     Represents  500,000  shares  underlying stock options that have vested.

(32)     Represents  1,000,000  shares  underlying  stock  options.

(33) Represents 400,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Primoris Group Inc. is held by Joe Carusone as President.

(34) Represents 189,770 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by H.C. Wainwright & Co., Inc. is held by Scott A. Weisman as President.

(35) Represents 250,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Wolfe Axelrod Weinberger Associates LLC is held by Donald C. Weinberger as Managing Partner.

(36) Includes 370,371 shares of common stock and 74,075 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Vertical Ventures Investments, LLC is held by Joshua Silverman as a partner.

(37) Includes 37,038 shares of common stock and 7,408 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by North Bar Capital Inc. is held by Jared Shaw as Vice President.

(38) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(39) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(40) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(41) Includes 148,149 shares of common stock and 29,630 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1530403 Ontario Inc. is held by Julie Eisenstat as Secretary.

(42) Includes 111,000 shares of common stock and 22,200 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1513549 Ontario Ltd. is held by Mark Silver as President.

(43) Includes 100,000 shares of common stock and 20,000 shares underlying warrants.

(44) Includes 150,000 shares of common stock and 30,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Starfield International S.A. is held by Martin Christen as a director.

(45) Includes 148,149 shares of common stock and 29,630 shares underlying warrants.

(46) Includes 30,000 shares of common stock and 6,000 shares underlying warrants.

(47) Includes 15,000 shares of common stock and 3,000 shares underlying warrants.

(48) Includes 10,000 shares of common stock and 2,000 shares underlying warrants.

(49) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(50) Includes 8,000 shares of common stock and 1,600 shares underlying warrants.

(51) Includes 74,075 shares of common stock and 14,815 shares underlying warrants.

(52) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(53) Includes 37,038 shares of common stock and 7,408 shares underlying warrants.

(54) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(55)     Represents shares underlying warrants.

(56) Represents shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Sherbrooke Partners LLC is held by Mathew Balk.


                                CHANGE IN CONTROL

There are no arrangements known to us, the operation of which may result in a change of control of HiEnergy Technologies.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-    privately negotiated transactions;

- short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

-    transactions to cover short sales;

- broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

-    a combination of any of these methods of sale; or


-    any other method permitted by applicable law.

The  sale  price  to  the  public  may  be:

-     the  market  price  prevailing  at  the  time  of  sale;

-     a  price  related  to  the  prevailing  market  price;

-     at  negotiated  prices;  or

-     a  price  the  selling  security  holder  determines  from  time  to time.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of HiEnergy Technologies or derivatives of HiEnergy Technologies securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

This prospectus does not cover the sale or other transfer of derivative securities held by the selling security holders or the issuance of shares of common stock to the holders of those derivative securities upon conversion or exercise of those derivative securities. If a selling security holder transfers its derivative securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those of derivative securities under the terms of this prospectus unless we amend or supplement this prospectus to cover such sales.

For the period a holder holds our derivative securities, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion or exercise of those derivative securities. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when the conversion price or exercise price is less than the market price for our common stock.

                          DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. Of the 20,000,000 authorized shares of preferred stock, 345 shares have been designated as Series A Convertible Preferred Stock, or Series A Preferred, and the remaining 19,999,655 shares are undesignated. As of November 1, 2002, we had 24,042,360 shares of common stock outstanding and 97.93 shares of Series A Preferred outstanding. The following is a summary description of our capital stock.

                                  COMMON STOCK

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

Because the holders of shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

Under our certificate of incorporation, only the board of directors has the power to call a special meeting of the stockholders, which limits the ability of stockholders to effect a change in control of the company by changing the composition of its board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

                                 PREFERRED STOCK

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the company's common stock.

SERIES  A  CONVERTIBLE  PREFERRED  STOCK

     LIQUIDATION  PREFERENCE

In the event of the liquidation, dissolution or winding up of the affairs of HiEnergy Technologies, after payment or provision for payment of the debts and other liabilities of HiEnergy Technologies, the holders of shares of the Series A Preferred then outstanding will be entitled to receive, out of the assets of HiEnergy Technologies, an amount equal to $10,000 per share of the Series A Preferred plus any accrued and unpaid dividends before any payment will be made or any assets distributed to the holders of common stock or any other stock that is junior to the Series A Preferred. If the assets of HiEnergy Technologies are insufficient to cover what is owed to the Series A Preferred holders, whatever assets exist are to be distributed on a pro rata basis among the holders of Series A Preferred. No cash will be paid to holders of common stock unless the holders of the outstanding shares of Series A Preferred have been paid in cash the full amount due to them.

     DIVIDENDS

The holders of Series A Preferred are entitled to receive, when and as declared by the board of directors, dividends at the rate of 8% of the price paid for each share held, or $800 per share in advance for each of the first two years. The dividends may be in cash or common stock, at the election of the board of directors. If shares of common stock are paid, the resale of the shares must be registered by HiEnergy Technologies. As long as shares of the Series A Preferred are outstanding, HiEnergy Technologies may not pay dividends to holders of its common stock, unless all of the dividends owed to the Series A Preferred holders have been paid.

     CLASS  VOTING  RIGHTS

The Series A Preferred has the following class voting rights. Without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series A Preferred outstanding at the time, HiEnergy Technologies shall not: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock ranking prior to the Series A Preferred, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (except for the creation and issuance of another series of stock junior to the Series A Preferred); (iii) repurchase, redeem or pay dividends on shares of HiEnergy Technologies common stock, or any other stock that is junior to the Series A Preferred; (iv) amend the certificate of incorporation or bylaws of HiEnergy Technologies so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred (except for the creation and issuance of another series of stock junior to or on parity with the Series A Preferred); effect any distribution with respect to stock that is junior to the Series A Preferred; or (vi) reclassify HiEnergy Technologies' outstanding securities.

     GENERAL  VOTING  RIGHTS

Except as provided in the previous section regarding Class Voting Rights, the Series A Preferred will not have voting rights. The common stock into which the Series A Preferred is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding common stock of HiEnergy Technologies.

     VOLUNTARY  CONVERSION

At any time on or after being issued shares of Series A Preferred, the holder of such shares may, at the holder's option, elect to convert all or any portion of the shares into a number of shares of common stock equal to $10,000 divided by $1.15, the conversion price, or 8,695 shares of Common Stock per share of Series A Preferred Stock. The conversion price is subject to adjustment due to changes in the number of outstanding shares of Common Stock of HiEnergy Technologies from stock splits, stock dividends or distributions, reclassifications, exchanges or substitutions, reorganization, merger, consolidation or sales of assets. If all 97.93 shares of Series A Preferred Stock that were sold are converted, HiEnergy Technologies will issue 851,755 shares of common stock to the holders of the shares of Series A Preferred.

     MANDATORY  CONVERSION

On October 7, 2004, the shares of Series A Preferred not previously converted will be automatically converted into common stock at the conversion rate disclosed above.

     REDEMPTION  OPTION  UPON  MAJOR  TRANSACTION

A holder of Series A Preferred shall have the right to require the corporation to redeem all or a portion of the holder's shares of Series A Preferred at a price per share equal to $10,000 per share plus accrued but unpaid dividends and liquidated damages if any of the following occurs: (i) HiEnergy Technologies consolidates, mergers or combines with another entity, except for a merger to change the domicile of the corporation or where the stockholders of HiEnergy Technologies continue to hold the voting power of the surviving entity necessary to elect a majority of the members of the board of directors of the surviving entity; (ii) the sale or transfer of all or substantially all of HiEnergy Technologies' assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of common stock.

     REDEMPTION  OPTION  UPON  TRIGGERING  EVENT

A holder of Series A Preferred shall have the right to require the corporation to redeem all or a portion of the holder's shares of Series A Preferred at a price per share equal to $10,000 per share plus accrued but unpaid dividends and liquidated damages if any of the following occurs: (i) the effectiveness of the registration statement, filed to register the offer and sale of the Common Stock underlying the Series A Preferred Stock, lapses for any reason or is unavailable to the holder of Series A Preferred Stock for sale of the shares of Common Stock, unless the lapse or unavailability is due to factors solely within the control of the holder of the Series A Preferred Stock; (ii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board for a period of five (5) consecutive days; (iii) HiEnergy Technologies' notice to any holder of Series A Preferred Stock of its inability to comply with proper requests for conversion of any Series A Preferred Stock into shares of Common Stock; (iv) HiEnergy Technologies' failure to comply within ten (10) business days to a notice to convert received from a holder of Series A Preferred Stock; or (v) HiEnergy Technologies breaches any representation, warranty, covenant or other term or condition of any agreement, document, certificate or other instrument delivered in connection with the transaction to acquire shares of Series A Preferred Stock.

     SUNSET  PROVISION

Upon conversion of all shares of Series A Preferred Stock, the provisions pertaining to the Series A Preferred Stock in the certificate of incorporation shall be deemed completely performed and discharged. HiEnergy Technologies will be empowered to restate its certificate of incorporation as though the Series A Preferred Stock provisions had never existed.

     RESTRICTIONS  UPON  CONVERSION

At no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of common stock which would result in such holder owning more than 4.99% of all of the common stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the corporation with sixty-one (61) days notice (the "Waiver Notice") that such holder would like to waive this restriction with regard to any or all shares of common stock issuable upon conversion of Series A Preferred, this restriction shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61)  days  immediately  preceding  the  Mandatory  Conversion  Date.

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of common stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the corporation with a Waiver Notice that such holder would like to waive this restriction with regard to any or all shares of common stock issuable upon conversion of Series A Preferred, this restriction shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61)  days  immediately  preceding  the  Mandatory  Conversion  Date.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its telephone number is (972) 612-4120.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The dismissal of Manning Elliott, Chartered Accountants, and the hiring of Singer Lewak Greenbaum & Goldstein LLP by the board of directors was previously reported in a report on Form 8-K, as amended, dated April 25, 2002 and filed on May 10, 2002.

                         INTEREST OF EXPERTS AND COUNSEL

The consolidated financial statements of HiEnergy Technologies as of and for the years ended April 30, 2002 and 2001 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which report contains an explanatory paragraph regarding HiEnergy Technologies' ability to continue as a going concern and appears elsewhere in this prospectus, and are incorporated in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein, LLP as experts in auditing and accounting.

On September 25, 2002, the members of our corporate and securities counsel, QED Law Group, P.L.L.C., were issued stock options to purchase an aggregate of 45,454 shares of our common stock, valued at $50,000 on the date of grant, as an accommodation to adjust balances due for legal services rendered.

Neither Singer Lewak Greenbaum & Goldstein, LLP nor QED Law Group, P.L.L.C. was employed on a contingent basis in connection with the registration or offering of our common stock.

                                  LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by QED Law Group, P.L.L.C. of Seattle, Washington.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the

Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov. Our website address is http://www.hienergyinc.com. You should not consider the information on our website either to be a part of or to be incorporated by reference into this prospectus or the registration statement that includes it.

All trademarks or tradenames referred to in this prospectus are the property of their respective owners.

                              FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                              Pages
                                                             -------
Independent Auditor's Report                                   F-1

Consolidated balance sheets as of April 30, 2002
  and July 31, 2002 (unaudited)                                F-2

Consolidated statements of operations for the years ended
  April 30, 2002 and 2001 (audited), for the three months
  ended July 31, 2002 and 2001 (unaudited), and for the
  period from August 21, 1995 (inception) to
  July 31, 2002 (unaudited)                                    F-4

Consolidated statements of shareholders' equity for the
  period from August 21, 1995 (inception) to
  July 31, 2002 (unaudited)                                    F-5

Consolidated statements of cash flows for the years
  ended April 30, 2002 and 2001 (audited), for the three
  months ended July 31, 2002 and 2001 (unaudited), and
  for the period from  August 21, 1995
  (inception) to July 31, 2002 (unaudited)                     F-9

Notes to the consolidated financial statements
  April 30, 2002 and July 31, 2002 (unaudited)                 F-12 to F-30

                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors  and  Shareholders
HiEnergy  Technologies,  Inc.
(formerly  SLW  Enterprises,  Inc.)
and  subsidiaries

We have audited the accompanying consolidated balance sheet of HiEnergy Technologies, Inc. (formerly SLW Enterprises, Inc.) and subsidiaries (development stage companies) as of April 30, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended April 30, 2002, and the period from August 21, 1995 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HiEnergy Technologies, Inc. (formerly SLW Enterprises, Inc.) and subsidiaries as of April 30, 2002, and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2002, and the period from August 21, 1995 (inception) to April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended April 30, 2002, the Company incurred a net loss of $1,389,530, and it had negative cash flows from operations of $652,585. In addition, the Company had an accumulated deficit of $2,724,564 and was in the development stage as of April 30, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Singer  Lewak  Greenbaum  &  Goldstein  LLP

SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
June  5,  2002

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                                     CONSOLIDATED BALANCE SHEETS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


                ASSETS

                              July 31,   April 30,
                                2002        2002
                           ------------ ------------
                             (unaudited)
CURRENT ASSETS
  Cash and cash equivalents   $ 439,575  $1,078,136
  Accounts receivable            29,166      29,166
  Other current assets           77,025       7,500
                           ------------ ------------
    Total current assets        545,766   1,114,802

PROPERTY AND EQUIPMENT, net     394,456     114,568
                           ------------ ------------

          TOTAL ASSETS        $ 940,222  $1,229,370
                           ============ ============


   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                                     CONSOLIDATED BALANCE SHEETS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                           July 31,     April 30,
                                                             2002          2002
                                                         ------------  ------------
                                                          (unaudited)
CURRENT LIABILITIES
  Accounts payable                                       $   489,545   $   209,895
  Accrued expenses                                            38,745       151,567
  Accrued payroll and payroll taxes                          350,000       350,000
  Accrued interest                                            28,277        29,767
  Notes payable - related parties                            312,608       621,691
  Convertible notes payable - related parties                 10,400        35,400
                                                         ------------  ------------

    Total current liabilities                              1,229,575     1,398,320
                                                         ------------  ------------

MINORITY INTEREST, 20,540 (unaudited) and 20,540
  shares issued and outstanding                               18,923        18,923
                                                         ------------  ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
  Preferred stock, $0.0001 par value
    20,000,000 shares authorized
    0 (unaudited) and 0 issued and outstanding                     -             -
  Common stock, $0.0001 par value
    100,000,000 shares authorized
    22,613,098 (unaudited) and 22,075,200 shares
      issued and outstanding                                   2,262         2,208
  Additional paid-in capital                               4,057,042     2,534,483
  Committed shares, 45,759 outstanding                         7,164             -
  Deferred compensation                                     (739,868)            -
  Deficit accumulated during the development stage        (3,634,876)   (2,724,564)
                                                         ------------  ------------

        Total shareholders' deficit                         (308,276)     (187,873)
                                                         ------------  ------------

           TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT   $   940,222   $ 1,229,370
                                                         ============  ============

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
              FOR THE THREE MONTHS ENDED JULY 31, 2002 AND 2001 (UNAUDITED), AND FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                             For the
                                                                                           period from
                                             For  the                                     August 21, 1995
                                        Three  Months  Ended       For  the  Year  Ended  (Inception) to
                                            July  31,                   April  30,           July  31,
                                    --------------------------  --------------------------  ------------
                                        2002          2001          2002          2001          2002
                                    ------------  ------------  ------------  ------------  ------------
                                     (unaudited)   (unaudited)                               (unaudited)
CONTRACT REVENUES                   $         -   $    91,000   $   148,166   $    80,000   $   325,916

OPERATING EXPENSES
  General and administration            721,740       135,172     1,525,276       358,432     3,731,182
                                    ------------  ------------  ------------  ------------  ------------

LOSS FROM OPERATIONS                   (721,740)      (44,172)   (1,377,110)     (278,432)   (3,405,266)
                                    ------------  ------------  ------------  ------------  ------------

OTHER INCOME (EXPENSE)
  Interest income                         2,158             -             -             -         2,158
  Interest expense                       (3,020)       (2,549)      (10,486)       (7,089)      (33,075)
  Financing expense                    (223,710)            -             -             -      (223,710)
  Forgiveness of accounts payable        36,000             -             -             -        36,000
                                    ------------  ------------  ------------  ------------  ------------

    Total other income (expense)       (188,572)       (2,549)      (10,486)       (7,089)     (218,627)
                                    ------------  ------------  ------------  ------------  ------------

LOSS BEFORE PROVISION FOR
  INCOME TAXES                         (910,312)      (46,721)   (1,387,596)     (285,521)   (3,623,893)

PROVISION FOR INCOME TAXES                    -             -         1,934         2,546        10,983
                                    ------------  ------------  ------------  ------------  ------------

NET LOSS                            $  (910,312)  $   (46,721)  $(1,389,530)  $  (288,067)  $(3,634,876)
                                    ============  ============  ============  ============  ============

BASIC AND DILUTED LOSS PER SHARE    $     (0.04)  $         -   $     (0.06)  $     (0.02)  $     (0.31)
                                    ============  ============  ============  ============  ============

WEIGHTED-AVERAGE COMMON
  SHARES OUTSTANDING                 22,591,996    15,443,920    17,783,760    14,693,224    11,781,869
                                    ============  ============  ============  ============  ============


   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                      Accumulated
                                                      Additional            Deferred  during  the
                                    Common  Stock       Paid-In   Committed Compen-   Development
                                 Shares      Amount     Capital    Shares   sation      Stage       Total
                               -----------  ---------  ---------  --------  -------  ----------   ----------
BALANCE, AUGUST 21, 1995
    (INCEPTION)                          -   $      -   $      -  $     -  $       -   $       -   $      -
RECAPITALIZATION UPON REVERSE
  MERGER                         6,470,000        648       (634)                                        14
ISSUANCE OF COMMON STOCK FOR
  SERVICES                         734,771         73      8,157                                      8,230
NET LOSS                                                                               (39,387)     (39,387)
                               -----------  ---------  ---------  --------  -------  ----------   ----------


BALANCE, APRIL 30, 1996          7,204,771        721      7,523          -        -   (39,387)     (31,143)
 ISSUANCE OF COMMON STOCK FOR
  SERVICES                           3,219          -         36                                         36
NET LOSS                                                                              (110,004)    (110,004)
                               -----------  ---------  ---------  --------  -------  ----------   ----------


BALANCE, APRIL 30, 1997          7,207,990        721      7,559          -        -  (149,391)    (141,111)
ISSUANCE OF COMMON STOCK FOR
  CASH                             596,589         60    144,492                                    144,552
ISSUANCE OF COMMON STOCK FOR
  SERVICES                       1,451,928        145     16,905                                     17,050
NET LOSS                                                                              (293,019)    (293,019)
                               -----------  ---------  ---------  --------  -------  ----------   ----------

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                      Accumulated
                                                      Additional            Deferred  during  the
                                    Common  Stock       Paid-In   Committed  Compen-   Development
                                 Shares      Amount     Capital    Shares    sation      Stage       Total
                               -----------  ---------  ---------  --------  -------  ----------   ----------
BALANCE, APRIL 30, 1998        9,256,507   $     926   $168,956  $      -  $     -  $(442,410)   $(272,528)
ISSUANCE OF COMMON STOCK FOR
  CASH                           264,852          26    151,204                                    151,230
ISSUANCE OF COMMON STOCK FOR
  SERVICES                     2,167,620         217     49,542                                     49,759
NET LOSS                                                                             (272,426)    (272,426)
                               -----------  ---------  ---------  --------  -------  ----------   ----------

BALANCE, APRIL 30, 1999       11,688,979       1,169    369,702         -        -   (714,836)    (343,965)
ISSUANCE OF COMMON STOCK FOR
  CASH                           638,548          64    295,582                                    295,646
ISSUANCE OF COMMON STOCK FOR
  SERVICES                     1,914,570         191     85,046                                     85,237
NET LOSS                                                                             (332,131)    (332,131)
                               -----------  ---------  ---------  --------  -------  ----------   ----------

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------



                                                                                            Deficit
                                                                                          Accumulated
                                                        Additional               Deferred  during  the
                                    Common  Stock        Paid-In      Committed  Compen-   Development
                                 Shares       Amount     Capital       Shares    sation      Stage        Total
                              -----------   ----------  ----------- ----------- --------- ------------ ------------
BALANCE, APRIL 30, 2000       14,242,097   $     1,424   $  750,330  $        -  $     -  $(1,046,967)  $(295,213)
ISSUANCE OF COMMON STOCK FOR
  CASH                           465,437            47      109,683                                       109,730
ISSUANCE OF COMMON STOCK FOR
  SERVICES                       371,035            37       36,431                                        36,468
NET LOSS                                                                                    (288,067)    (288,067)
                              -----------   ----------  ----------- ----------- --------- ------------ ------------

BALANCE, APRIL 30, 2001       15,078,569         1,508      896,444           -        -   (1,335,034)   (437,082)
ISSUANCE OF COMMON STOCK FOR
  CASH                           712,071            71      181,498                                       181,569
ISSUANCE OF COMMON STOCK FOR
  SERVICES                     5,059,560           506      231,664                                       232,170
PRIVATE PLACEMENT              1,225,000           123    1,224,877                                     1,225,000
NET LOSS                                                                                   (1,389,530) (1,389,530)
                              -----------   ----------  ----------- ----------- --------- ------------ ------------

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------





                                                                                                Deficit
                                                                                              Accumulated
                                                             Additional             Deferred  during  the
                                        Common  Stock         Paid-In     Committed  Compen-   Development
                                     Shares        Amount     Capital      Shares    sation       Stage       Total
                                  -----------   ----------  ----------- ----------- --------- ------------ ------------
BALANCE, APRIL 30, 2002             22,075,200   $   2,208   $2,534,483  $      -  $       -   $(2,724,564)  $(187,873)
PRIVATE PLACEMENT (unaudited)          500,000          50      499,950                                        500,000
CONVERSION OF NOTES PAYABLE TO
  COMMON STOCK (unaudited)              37,898           4       37,892                                         37,896
FINANCING EXPENSE IN CONNECTION
  WITH ISSUANCE OF WARRANTS
  (unaudited)                                                   223,710                                        223,710
DEFERRED COMPENSATION IN
  CONNECTION WITH ISSUANCE OF
  STOCK OPTIONS TO CONSULTANT
  (unaudited)                                                   761,007               (761,007)                      -
AMORTIZATION OF DEFERRED
  COMPENSATION (unaudited)                                                              21,139                  21,139
EXERCISE OF STOCK OPTIONS IN
  SUBSIDIARY (unaudited)                                                  7,164                                  7,164
NET LOSS (unaudited)                                                                              (910,312)   (910,312)
                                    -----------  ----------  ----------- --------  ----------  ------------ -----------
BALANCE, JULY 31, 2002 (UNAUDITED)  22,613,098   $   2,262   $4,057,042  $  7,164  $(739,868)  $(3,634,876)  $(308,276)
                                    ===========  ==========  ==========  ========  ==========  ============  ==========

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
              FOR THE THREE MONTHS ENDED JULY 31, 2002 AND 2001 (UNAUDITED), AND FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                             For the
                                                                                           period from
                                             For  the                                     August 21, 1995
                                        Three  Months  Ended       For  the  Year  Ended  (Inception) to
                                            July  31,                   April  30,           July  31,
                                    --------------------------  --------------------------  ------------
                                        2002          2001          2002          2001          2002
                                    ------------  ------------  ------------  ------------  ------------
                                     (unaudited)   (unaudited)                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                              $  (910,312)  $   (46,721)  $(1,389,530)  $(288,067)  $(3,634,876)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities
      Depreciation                           14,112         1,133         5,469         968        21,544
      Compensation expense
        relating to issuance of
        common stock in exchange
        for services rendered                     -        22,930       232,170      36,468       428,950
      Compensation expense relating
        to issuance of common stock
        in exchange for services
        rendered to minority
        shareholders                              -             -         4,000           -        18,923
      Additional compensation
        to officer                                -             -        42,171           -        42,171
      Amortization of deferred
        compensation                         21,139             -             -           -        21,139
      Financing expense                     223,710             -             -           -       223,710
      Forgiveness of accounts
        payable                              36,000             -             -           -        36,000
      Increase in
        Accounts receivable                       -             -       (29,166)          -       (29,166)
        Other current assets                (69,525)            -        (7,500)          -       (77,025)
      Increase (decrease) in
        Accounts payable                    243,650        12,874       185,027      24,546       453,547
        Accrued expenses                   (112,822)       (5,251)      119,579       2,227        38,761
        Accrued payroll and
          payroll taxes                           -        10,000       175,000      35,000       350,000
        Accrued interest                      1,406         2,549        10,195       7,090        31,173
                                        ------------  ------------  ------------  ----------  ------------

Net cash used in operating activities      (552,642)       (2,486)     (652,585)   (181,768)   (2,075,149)
                                        ------------  ------------  ------------  ----------  ------------

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
              FOR THE THREE MONTHS ENDED JULY 31, 2002 AND 2001 (UNAUDITED), AND FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                              For the
                                                                                           period from
                                                For  the                                  August 21, 1995
                                           Three  Months  Ended       For the Year Ended  (Inception) to
                                               July  31,                   April 30,         July  31,
                                       --------------------------  ----------------------- ------------
                                           2002          2001          2002        2001        2002
                                       ------------  ------------  -----------  ---------- ------------
                                        (unaudited)    (unaudited)                          (unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and
    equipment                           $  (294,000)  $   (42,128)  $ (118,510)  $      -   $ (416,000)
                                        ------------  ------------  -----------  ---------  -----------

Net cash used in investing activities      (294,000)      (42,128)    (118,510)         -     (416,000)
                                        ------------  ------------  -----------  ---------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of
    common stock in private
    placement                               500,000             -    1,225,000          -    1,725,000
  Proceeds from issuance of
    common stock                                  -        30,000      181,569    109,730      882,723
  Recapitalization of reverse merger              -             -           14          -            -
  Exercise of stock options in
    subsidiary                                7,164             -            -          -        7,164
  Proceeds from notes payable -
    related parties                               -        40,000      443,007     39,456      579,520
  Payments on notes payable -
    related parties                        (279,803)       (6,513)           -          -     (279,803)
  Proceeds from convertible
    notes payable - related
    parties                                       -             -        5,400     25,000       55,400
  Payments on convertible
    notes payable - related
    parties                                 (19,280)       (9,280)      (9,280)   (10,720)     (39,280)
                                        ------------  ------------  -----------  ---------  -----------

Net cash provided by financing
activities                                  208,081        54,207    1,845,710    163,466    2,930,724
                                        ------------  ------------  -----------  ---------  -----------

Net increase (decrease) in cash
and cash equivalents                       (638,561)        9,593    1,074,615    (18,302)     439,575

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD                       1,078,136         3,521        3,521     21,823            -
                                        ------------  ------------  -----------  ---------  -----------

CASH AND CASH EQUIVALENTS, END
OF PERIOD                               $   439,575   $    13,114   $1,078,136   $  3,521   $  439,575
                                        ============  ============  ===========  =========  ===========


   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
              FOR THE THREE MONTHS ENDED JULY 31, 2002 AND 2001 (UNAUDITED), AND FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                               For the
                                                                                             period from
                                                For  the                                    August 21, 1995
                                           Three  Months  Ended       For the Year Ended    (Inception) to
                                               July  31,                   April 30,           July  31,
                                       --------------------------  ------------------------  ------------
                                           2002          2001          2002        2001         2002
                                       ------------  ------------  -----------  -----------  ------------
                                        (unaudited)    (unaudited)                            (unaudited)

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

  INTEREST PAID                           $     -      $      -       $        -   $      -     $      -
                                      ============   ============    ============ ==========  ============

  INCOME TAXES PAID                       $     -      $      -       $1,934       $2,546       $10,983
                                      ============   ============    ============ ===========  ===========




SUPPLEMENT  SCHEDULE  OF  NON-CASH  FINANCING  ACTIVITIES
During the three months ended July 31, 2002, the Company converted $37,896 (unaudited) of notes payable, including principal and interest, into 37,898 shares (unaudited) of common stock.


   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

General
-------
HiEnergy Technologies, Inc. ("HiEnergy") was incorporated on March 24, 2000 under the laws of the state of Washington.

HiEnergy and its subsidiaries (collectively, the "Company") are development stage companies that were organized to develop the "Atometer," commercially known as the "SuperSenzor," which is technology for numerous governmental and commercial applications and markets, including airport security screening; border patrol/customs control drug and contraband detection; bomb, biological, and chemical weapons detection, including landmine clearance; detecting of impurities in crude oil, coal, and natural gas; and "fingerprinting" of diamonds and other gemstones. This leading edge detection technology can remotely and non-intrusively decipher (including through metal) the chemical formulas of concealed biological agents, explosives, drugs, and other substances and their locations.

Merger
------
On April 25, 2002, HiEnergy Microdevices, Inc. ("Microdevices") entered into a voluntary share exchange agreement, whereby it acquired 92% of the outstanding common stock of HiEnergy in exchange for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

Microdevices was incorporated on August 21, 1995 in the state of Delaware. HiEnergy had minimal assets and liabilities at the date of the acquisition and did not have significant operations prior to the acquisition. Therefore, no pro forma information is presented.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, during the year ended April 30, 2002 and the three months ended July 31, 2002 and 2001, the Company incurred net losses of $1,389,530, $910,312 (unaudited), and $46,721 (unaudited), respectively, and it had negative cash flows from operations of $652,585, $552,642 (unaudited), and $2,486 (unaudited), respectively. In addition, the Company had an accumulated deficit of $2,724,564 and $3,634,876 (unaudited) as of April 30, 2002 and July 31, 2002, respectively, and was in the development stage at each of those dates. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In addition to the capital raised as of July 31, 2002 through a private placement, the Company is currently negotiating with certain investors about raising additional capital through private placement offerings. Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of HiEnergy and its wholly owned subsidiaries, Microdevices and VWO II, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Development  Stage  Enterprise
------------------------------
The Company is development stage companies as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Comprehensive  Income
---------------------
The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

Cash  and  Cash  Equivalents
----------------------------
The Company maintains its cash deposits at several banks located throughout California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of April 30, 2002 and July 31, 2002, uninsured portions of the balances at those banks aggregated to $1,125,206 and $371,189
(unaudited). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts  Receivable
--------------------
Accounts receivable at April 30, 2002 and July 31, 2002 consisted of an amount due from a governmental contract.

Property  and  Equipment
------------------------
Property and equipment are recorded at cost and are depreciated or amortized using the straight-line method over an estimated useful life of five years.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)


--------------------------------------------------------------------------------

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Patents
-------
The Company has filed several patent applications within and outside the United States. The outcome is indeterminable.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable - related parties and convertible notes payable - related parties also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock-Based  Compensation
-------------------------
The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

Income  Taxes
-------------
The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Loss  per  Share
----------------
The Company calculates loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recently  Issued  Accounting  Pronouncements
--------------------------------------------
In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. This statement is not applicable to the Company.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)


--------------------------------------------------------------------------------

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Recently  Issued  Accounting  Pronouncements  (Continued)
--------------------------------------------
In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Recently  Issued  Accounting  Pronouncements  (Continued)
--------------------------------------------
In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. This statement is not applicable to the Company.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property and equipment at April 30, 2002 and July 31, 2002 consisted of the following:

                                  July  31,           April  30,
                                    2002                2002
                                 ----------          ----------
                                (unaudited)

     Micro  sensor             $     53,115         $  42,127
     Laboratory  equipment          277,508                 -
     Web  site  development          14,400            14,400
     Computer  equipment             12,977             7,473
     Neutron  generator              58,000            58,000
                                 ----------          ----------
                                    416,000           122,000
     Less accumulated depreciation   21,544             7,432
                                 ----------          ----------

          TOTAL               $     394,456         $ 114,568
                                 ==========          ==========

Depreciation expense for the years ended April 30, 2002 and 2001, the three months ended July 31, 2002 and 2001, and the period from August 21, 1995 (inception) to July 31, 2002 was $5,469, $968, $14,112 (unaudited), $1,133
(unaudited),  and  $21,544  (unaudited),  respectively.


NOTE  5  -  NOTES  PAYABLE  -  RELATED  PARTIES

Notes payable - related parties at April 30, 2002 and July 31, 2002 consisted of the following:

                                                                      July  31,           April  30,
                                                                        2002                 2002
                                                                     ----------          ----------
                                                                    (unaudited)
          Unsecured  notes  to  a  majority  shareholder/officer/
            director  of  the  Company,  interest payable at 6% per
            annum,  maturing  in  December  2002.  During the three
            months ended July 31, 2002, the notes were paid in full
            (unaudited).                                             $     -     $     59,083




                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  NOTES  PAYABLE  -  RELATED  PARTIES  (CONTINUED)
                                                                       July  31,          April  30,
                                                                         2002               2002
                                                                     ----------          ----------
                                                                     (unaudited)
     Unsecured  note  to  a  majority  shareholder/officer/
          director  of  the  Company  as  a  signing  bonus.
          Amount  is  non-interest-bearing,  $50,000
          payable  upon  receipt  of  $1,000,000  or  more
          from  any  source,  and  $50,000  payable  upon
          revenue  in  excess  of  $500,000  or  $1,000,000
          of  additional  funds  from  any  source.  During
          the  three  months  ended  July  31,  2002,  $50,000
          (unaudited)  was  paid.                                  $     50,000     $     100,000

     Unsecured  notes  to  a  shareholder  of  the  Company,
          interest  payable  at  10.5%  per  annum,  or  15%
          per  annum  if  in  default,  and  due  in  November
          1997.  As  of  July  31,  2002,  the  notes  were  in
          default  (unaudited).                                          40,000             40,000

     Unsecured  notes  to  a  prior  officer  of  the  Company, interest  payable  at  6%  per  annum,  and  payable
          in  February  and  March  2002.  The  Company  is
          currently  in  litigation  regarding  these  amounts.
          As  of  July  31,  2002,  these  notes  were  in  default
          (unaudited).                                                   27,608             27,608

     Secured  note  to  an  officer/director  of  the  Company, non-interest-bearing,  and  due  in  March  2002.
          The  note  is  secured  by  7,857  shares  of
          common  stock.  As  of  April  30,  2002,  the  note
          was  in  default.  During  the  three  months  ended
          July  31,  2002,  the  note  was  paid  in  full
          (unaudited).                                                        -             50,000

                                      F-20

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------

NOTE  5  -  NOTES  PAYABLE  -  RELATED  PARTIES  (CONTINUED)
                                                                           July  31,       April  30,
                                                                             2002            2002
                                                                          ----------      ----------
                                                                          (unaudited)
     Secured  notes  to  a  shareholder/prior  officer  and
          director  of  the  Company,  non-interest-bearing,
          and  due  in  March  2002.  The  notes  are  secured
          by  23,571  shares  of  common  stock.  As  of  April
          30,  2002,  the  notes  were  in  default.  During  the
          three  months  ended  July  31,  2002,  the  notes  were
          paid  in  full.  In  addition,  since  the  notes  were  in default  and  the  principal  balance  of  $150,000
          was  paid  late,  the  Company  granted  the  holder
          of  the  notes  a  warrant  to  purchase  150,000
          shares  of  common  stock  (unaudited).                         $     -          $ 150,000

     Unsecured  amount  to  a  prior  officer  of  the  Company as  severance,  non-interest-bearing,  and  payable
          upon  demand.  The  Company  is  currently  in
          litigation  regarding  this  amount.  As  of  July  31,
          2002,  this  amount  was  in  default  (unaudited).              150,000           150,000

     Unsecured  notes  to  an  unrelated  party,  non-interest-
          bearing,  and  payable  upon  demand.                             45,000            45,000
                                                                          ----------      ----------

                                                                           312,608           621,691
     Less  current  portion                                                312,608           621,691
                                                                          ----------      ----------
               LONG-TERM  PORTION                                          $     -         $       -
                                                                          ==========      ==========



                                      F-21

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------



NOTE  6  -  CONVERTIBLE  NOTES  PAYABLE  -  RELATED  PARTIES

Convertible  notes payable - related parties at April 30, 2002 and July 31, 2002 consisted  of  the  following:
                                                                    July  31,      April  30,
                                                                      2002           2002
                                                                   ----------     ----------
                                                                   (unaudited)
     Secured  note  to  a  shareholder/director  of  the
          Company,  interest  payable  at  8%  per  annum,
          and  due  in  July  2001.  The  note  is  secured
          by  the  patent  application  for  Europe,  Canada,
          and  Japan.  The  holder  of  the  note  has  the
          option  to  convert  the  principal  and  interest  into
          shares  of  common  stock.  During  the  three
          months  ended  July  31,  2002,  this  note  plus
          accrued  interest  of  $780  was  converted  into
          5,780  shares of common stock (unaudited).                  $     -     $     5,000

     Secured  notes  to  a  shareholder/director  of  the
          Company,  interest  payable  at  8%  per  annum,
          $5,000  due  in  July  2001,  and  $5,400  due  in
          July  2002.  The  notes  are  secured  by  the
          patent  application  for  Europe,  Canada,  and
          Japan.  The  holder  of  the  notes  has  the  option
          to  convert  the  principal  and  interest  into  shares
          of  common  stock.  As  of  July  31,  2002,  the
          notes  were  in  default  (unaudited).                       10,400          10,400

     Secured  note  to  a  shareholder/director  of  the
          Company,  interest  payable  at  8%  per  annum,
          and  due  in  July  2001.  The  note  is  secured  by
          the  patent  application  for  Europe,  Canada,  and
          Japan.  The  holder  of  the  note  has  the  option
          to  convert  the  principal  and  interest  into  shares
          of  common  stock.  During  the  three  months  ended
          July  31,  2002,  this  note  plus  accrued  interest  of
          $1,678  was  converted  into  11,678  shares  of
          common  stock  (unaudited).                                       -          10,000



                                      F-22

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  6  -  CONVERTIBLE  NOTES  PAYABLE  -  RELATED  PARTIES  (CONTINUED)

                                                                    July  31,     April  30,
                                                                      2002          2002
                                                                   ----------     ----------
                                                                  (unaudited)
     Secured  note  to  a  shareholder/director/prior  officer
          of  the  Company,  interest  payable  at  8%  per
          annum,  and  due  in  July  2001.  The  note  is
          secured  by  the  patent  application  for  Europe,
          Canada,  and  Japan.  The  holder  of  the  note
          has  the  option  to  convert  the  principal  and
          interest  into  shares  of  common  stock.  During
          the  three  months  ended  July  31,  2002,  the
          notes  were  paid  in  full  (unaudited).                $     -     $     5,000

     Unsecured  note  to  a  shareholder/director/prior
          officer  of  the  Company,  interest  payable  at
          7%  per  annum,  and  due  in  January  2002.  The
          holder  of  the  note  has  the  option  to  convert
          the  principal  and  interest  into  shares  of  common
          stock.  During  the  three  months  ended  July  31,
          2002,  the  notes  were  paid  in  full  (unaudited).          -           5,000
                                                                   ----------     ----------

                                                                    10,400          35,400
     Less  current  portion                                         10,400          35,400
                                                                   ----------     ----------

               LONG-TERM  PORTION                                  $     -         $     -
                                                                   ==========     ==========

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES

Employment  Agreement
---------------------
In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board. Major terms of the agreement are as follows:

- The Company must pay a signing bonus of $100,000, of which $50,000 (unaudited) was paid during the three months ended July 31, 2002.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------



NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Employment  Agreement  (Continued)
---------------------

- The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

- The Company granted 2,482,011 stock options at an exercise price of $0.134, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008.

- The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year.

- The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the three months ended July 31, 2002, the Company paid $17,500 (unaudited) for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board.

-     The  Company  must  pay  a  base  salary  payable  in  cash  as  follows:
-     January  1,  2002  to  December  31,  2002     $125,000  per  year
-     January  1,  2003  to  December  31,  2003     $137,500  per  year
-     January  1,  2004  to  December  31,  2004     $151,250  per  year
-     January  1,  2005  to  December  31,  2005     $166,375  per  year
-     January  1,  2006  to  December  31,  2006     $283,013  per  year

- If the agreement is terminated by the Company without cause, the Company shall pay its Chief/Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Consulting  Agreement  (unaudited)
---------------------
In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant will assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company will pay the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was granted options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 vest one year after the Company's Minisenzor product is operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

The Company recorded deferred compensation of $761,007 related to the vested options, which will be amortized over three years, which represents the term of the consulting agreement. During the three months ended July 31, 2002, $21,139 was expensed and is included in general and administration expenses on the accompanying statement of operations.

Delinquent  Tax  Returns
------------------------
The Company has not filed its federal and state tax returns for the years ended April 30, 1995 through 2001; however, management reports that the minimum tax for the state of California has been paid. While the estimated tax owed has been accrued, the Company will not be in compliance until such reporting is made. The Board of Directors has approved the Company filing these tax returns.

In addition, the Company has not filed certain of its 1099's, W-2's, and payroll tax returns for the years ended April 30, 1995 through 2002. As of April 30, 2002, the Company has accrued $350,000 for payroll taxes, penalties, and interest. The Board of Directors has approved the Company filing these items.

Litigation
----------
The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Litigation  (Continued)
----------
Furthermore, the Company is being sued by a prior officer of the Company for failure to pay wages, breach of contract, false representations, and fraud. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

Minority  Shareholders
----------------------
Microdevices has 20,540 minority shares issued and outstanding. The Company has agreed that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If all minority shareholders convert, the Company will be required to issue 459,222 additional shares of common stock to the minority shareholders.

Warrant  and  Option  Holders
-----------------------------
Microdevices has granted stock options and warrants to purchase 16,365 and 32,247 shares, respectively, of common stock. These stock options and warrants are exercisable at $3.50 per share. If the stock option and warrant holders exercise their stock options and warrants, the Company has agreed to allow these stock option and warrant holders to voluntarily exchange their shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share (or $0.157 per share). If these stock option and warrant holders exercise and convert their shares, the Company will be required to issue 1,086,682 additional shares of common stock to the stock option and warrant holders.

During the three months ended July 31, 2002, 2,047 (unaudited) of the above stock options were exercised via a cash payment of $7,164 (unaudited), or $3.50 per share. The Company has agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,755 (unaudited) shares of common stock.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  8  -  SHAREHOLDERS'  DEFICIT

Common  Stock  Issued  for  Cash
--------------------------------
During the years ended April 30, 2002 and 2001, the three months ended July 31, 2002 and 2001, and the period from August 21, 1995 (Inception) to July 31, 2002, the Company issued 712,071, 465,437, 0 (unaudited), 53,650 (unaudited), and 2,677,497 (unaudited), shares, respectively, of common stock in exchange for cash of $181,569, $109,730, $0 (unaudited), $30,000 (unaudited), and $882,727
(unaudited),  respectively.

Common  Stock  Issued  for  Services  Rendered
----------------------------------------------
During the years ended April 30, 2002 and 2001, the three months ended July 31, 2002 and 2001, and the period from August 21, 1995 (Inception) to July 31, 2002, the Company issued 5,059,560, 371,035, 0 (unaudited), 512,582 (unaudited), and 11,702,703 (unaudited) shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock given of $232,170, $36,468, $0 (unaudited), $22,930 (unaudited), and $428,950
(unaudited),  respectively.

Common  Stock  Issued  in  Exchange  for  Convertible  Notes Payable (unaudited)
--------------------------------------------------------------------------------
During the three months ended July 31, 2002 and 2001 and the period from August 21, 1995 (inception) to July 31, 2002, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for principal and accrued interest of $37,896, $0, and $37,896, respectively.

Common  Stock  Issued  in  Private  Placement
---------------------------------------------
In April 2002, the Company completed its first closing of its private placement, whereby 1,225,000 shares of common stock were issued in exchange for cash of $1,225,000. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering and increased the size to a maximum of 2,000,000 shares of common stock at $1 per share.

During the three months ended July 31, 2002, the Company completed its second closing of its private placement, whereby 500,000 shares (unaudited) of common stock were issued in exchange for cash of $500,000 (unaudited). The private placement has been closed.

Stock  Splits
-------------
In September 1998 and in May 1999, the Company effectuated 2-for-1 stock splits. All share and per share data have been retroactively restated to reflect these stock splits.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  8  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Stock  Options  (unaudited)
--------------
During the three months ended July 31, 2002, the Company granted to its Chief Scientist/Chairman of the Board options to purchase 2,482,221 shares of common stock at an exercise price of $0.134.


NOTE  9  -  FINANCING  EXPENSE  -  RELATED  PARTY  (UNAUDITED)

In May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/prior director of the Company. The warrants vest immediately, are exercisable at $1 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/prior director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the three months ended July 31, 2002.


NOTE  10  -  INCOME  TAXES

The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended April 30, 2002 and 2001:

                               2002         2001
                            ----------   ----------
     Current
          Federal             $     -      $      -
          State                 1,934         2,546
                            ----------   ----------


                                1,934         2,546
                            ----------   ----------

     Deferred
          Federal                   -            -
          State                     -            -
                            ----------   ----------
                                    -            -
                            ----------   ----------
         PROVISION  FOR
          INCOME  TAXES      $  1,934     $  2,546
                            ==========   =========

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  10  -  INCOME  TAXES  (CONTINUED)

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended April 30, 2002 and 2001 as follows:

                                                               2002      2001
                                                            ---------- --------

     Statutory  regular  federal  income  benefit  rate        34.00%   34.00%
     State  taxes                                               5.74     5.70
     Change  in  valuation  allowance                         (39.77)  (39.19)
     Other                                                     (0.09)   (0.78)
                                                            ---------- --------

          TOTAL                                                (0.12)%  (0.27)%
                                                            ========== ========

The tax effects of temporary differences which give rise to the deferred tax provision at April 30, 2002 consisted of the following:

     Deferred  tax  assets
          Compensation                            $     150,000
          Net  operating  loss  carryforward          1,012,000
                                                  -------------

               Total  deferred  tax  assets          1,162,000

     Deferred  tax  liability
          State  taxes                                 (45,000)
                                                  -------------

                                                     1,117,000
     Less  valuation  allowance                      1,117,000
                                                  -------------

                    NET  DEFERRED  TAX  ASSET     $          -
                                                  =============

As of April 30, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,360,000 each, which expire through 2022. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    APRIL 30, 2002 AND JULY 31, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  11  -  RELATED  PARTY  TRANSACTIONS

See  Notes  5,  6,  and  9  for  related  party  transactions.

NOTE  12  -  SUBSEQUENT  EVENTS  (UNAUDITED)

Agreements
----------
In August 2002, the Company entered into a one-year agreement with a placement agent to arrange the sale of debt or equity securities. Upon execution of the agreement, the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $0.01 per share. In addition, the Company will pay a cash payment of 8% on any gross proceeds received by the Company and warrants to purchase 10% of the amount of securities issued to purchasers in connection with this agreement. Furthermore, the Company will pay a cash payment of 4% in connection with the exercise of investor warrants issued in connection with this agreement.

In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued a warrant to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. Either party may terminate the agreement six months after the commencement of this agreement.

In September 2002, the Company entered into a three year operating lease agreement for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, expiring in October 2005.

In September 2002, Microdevices cancelled 4,000 of its stock options to an employee of the Company and HiEnergy granted options to purchase 89,410 shares of common stock, which was at an exchange rate of 22.3524 per share. The options are exercisable at $0.157 per share, vest immediately and expire in September 2007.

In September 2002, the Company converted accounts payable of approximately $50,000 into 45,454 stock options. The options are exercisable at $1.00 per share, vest over a one-year term and expire in September 2012.

In September 2002, the Company entered into an employment agreement with its President and Chief Executive Officer. Initially, the officer will receive an annual salary of $135,000, increasing to $175,000 per year and $250,000 per year when the Company receives cumulative new revenue and/or new financing in the amount of $2,000,000 and $4,000,000 respectively. In addition, the officer shall be entitled to a bonus of $250,000 when the Company achieves two consecutive quarters of positive cash flows from operations, as defined. Furthermore, the officer was granted an option to purchase 3,005,038 shares of common stock, which represented approximately 10% of the Company's common stock on a fully diluted basis. 75% of the stock options vest quarterly over the next three years and the remaining 25% upon certain events. The exercise price will be calculated on March 25, 2003, at the lesser of a) $1.00 per share, or b) for any offering that closes within six months of September 25, 2002 (other than HiEnergy offering of its Series A Convertible Preferred Stock), the following percentage of the price per unit of the Company's equity securities (or the price per share at which a series of the Company's preferred stock is convertible into the Company's common stock): (i) for preferred warrants, 70%,
(ii) for preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.

In October 2002, the Company issued 98 shares of Series A Convertible Preferred Stock, face value of $10,000 per share for net proceeds of approximately $855,000. The Series A Preferred Stock is convertible at the option of the holder at $1.15 per share and mandatorily convertible at $1.15 per share two years from the date of issuance. In addition, 255,536 warrants were issued with an exercise price of $1.50 per share and a term of two years. The placement agent was paid $74,000 in cash and granted warrants to purchase 117,546 shares of common stock, with an exercise price of $1.15 and a term of five years.

In October 2002, the Company issued 1,349,934 shares of common stock for net proceeds of approximately $1,666,000. In addition, 269,990 warrants were issued with an exercise price of $2.50 per share and a term of three years. The placement agent was paid $146,000 in cash and granted warrants to purchase 161,994 shares of common stock, with an exercise price of $1.35 per share and a term of five years.

Subject to resolution of a contract dispute and board of directors' approval, the Company expects to issue 250,000 warrants to a prior consultant with an exercise price of $2.09 per share and a term of five years.

In October 2002, the Company entered into an agreement to pay one of its directors $5,000 per month in connection with consulting services provided to the Company.

In  October  2002,  the  Company  reincoporated  into  Delaware.

Amendment  to  Articles  of  Incorporation
------------------------------------------
In August 2002, the Board of Directors approved an amendment to the Company's Articles of Incorporation to establish Series A convertible preferred stock (the "Series A"), par value $0.0001 per share. The Series A will have certain voting rights, and the holders may be entitled to receive dividends at the rate of 8% of the price paid for each share.

                 Subject to Completion - November 6, 2002

                                   PROSPECTUS

                           HIENERGY TECHNOLOGIES, INC.
                                7,725,346 SHARES
                                  COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of HiEnergy Technologies have not changed since the date of this prospectus.

Until [date] (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                      THE DATE OF THIS PROSPECTUS IS [DATE]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the company will indemnify its directors to the full extent permitted by applicable corporate law, except that such indemnity will not apply if the director did not
(a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the company, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the company will advance expenses for such persons pursuant to the terms set forth in the company's bylaws, or in a separate board of directors resolution or contract. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Article X of our bylaws, filed as Exhibit 3.2 hereto, provides that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 10.6 of our bylaws, as well as Section 11.3 of our certificate of incorporation, also permits the company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth estimated expenses over the course of the offering. Our estimates are subject to change, except for the SEC registration fee.

              ITEM              AMOUNT ($)

SEC registration fee            $    4,053
NASD Fees                              ---
Accounting fees and expenses        50,000
Legal fees and expenses            100,000
Blue Sky fees and expenses          10,000
Printing costs                       5,000
Miscellaneous fees and expenses      6,500

       TOTAL                    $  175,553

The selling security holders will pay for their own legal expenses in connection with the offering.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration during the past three years.

- In October 2002, we issued 1,349,934 shares of common stock and 269,990 warrants in connection with a private placement offering of our common stock at $1.35 per unit for aggregate gross proceeds from the offering of approximately $1.8 million. The warrants have an exercise price of $2.50 and a term of 3 years. An offering memorandum was distributed to each investor. Fees consisting of approximately $146,000 and warrants to purchase approximately 162,000 shares of common stock, with an exercise price of $1.35 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States citizens, comprising $887,350 of the offering, we believe that the offer and sale of securities was exempt pursuant to Regulation S under the Securities Act.

- In October 2002, we issued approximately 98 shares of Series A Convertible Preferred Stock, approximately 68,000 shares of common stock, and approximately 256,000 warrants in connection with the closing of a private placement offering of our Series A Convertible Preferred Stock at a face value of $10,000 per share for aggregate gross proceeds of approximately $930,000. The shares of Series A Preferred are convertible into common stock at an exchange rate of $1.15 per share. The warrants have an exercise price of $1.50 per share and a term of two years. Fees consisting of approximately $74,000 and warrants to purchase approximately 118,000 shares of common stock, with an exercise price of $1.15 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased Series A Preferred shares and warrants through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $190,000 of the offering, we believe that the offer and sale of securities were exempt pursuant to Regulation S under the Securities Act.

- In September 2002, we issued a stock option to Tom Pascoe, our President and CEO and a director, to purchase 3,005,038 shares of common stock in connection with his employment agreement with us. Mr. Pascoe is an accredited investor. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

- As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on September 25, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. September 25, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended July 31, 2002. The closing sales price on September 25, 2002 was $2.10. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

- In September 2002, we issued a stock option to Michal Levy, our Corporate Secretary and Vice President, to purchase 89,410 shares of common stock at $0.157 per share pursuant to her employment agreement with us. In September 2002, we also issued 11,178 shares of common stock to Ms. Levy pursuant to her employment agreement with us. Ms. Levy is an accredited investor. We believe the issuances of securities were exempt under Rule 506 of Regulation D and/or
Section  4(2)  under  the  Securities  Act.

- In August 2002, we issued warrants to purchase 100,000 shares of common stock, with an exercise price of $0.01 per share and a term of five years, to H.C. Wainwright & Co., Inc. as a retainer fee in connection with a placement agent letter agreement. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

- In August 2002, we issued a warrant to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 2 years in connection with a consulting agreement. Primoris Group Inc. provides investor relations services to us. Since Primoris Group Inc. is an Ontario corporation and has its headquarters in Toronto, Ontario, we believe the issuance of securities was exempt from registration under Regulation S under the Securities Act.

- In July 2002, we issued 11,678 shares of common stock, par value $0.001 per share, to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July 2002, we also issued 15,000 shares of common stock, par value $0.001 per share, to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc. We believe the issuances of stock to Mr. Alden and to Rimar Investments, Inc. were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Alden and Rimar Investments, Inc. are accredited investors.

- In July 2002, we issued and granted a non-qualified stock option to Isaac Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares are exercisable immediately and the other half are exercisable beginning one year after our Minisenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We believe the issuance of the stock option to Mr. Yeffet was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Yeffet is an accredited investor.

- In July 2002, we issued 11,218 shares of common stock, par value $0.001 per share, to Mr. Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full. We believe the issuance of the stock to Mr. Al Zuhair was exempt from registration pursuant to Rule 506 of Regulation D and/or
Section 4(2) under the Securities Act. Alternatively, the offer and sale of the stock may be exempt pursuant to Regulation S under the Securities Act. Mr. Al
Zuhair  is  an  accredited  investor  and  resides outside of the United States.

- In May 2002, we issued a warrant to Rheal Cote, a former director, to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. Mr. Cote is an accredited investor. We believe that the issuance of the warrant and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Since Mr. Cote is a Canadian citizen, we believe the issuance of securities was also exempt from registration under Regulation S under the Securities Act.

- In May 2002, we agreed to issue a warrant to Wolfe Axelrod Weinberger Associates LLC to purchase 250,000 shares of common stock at an exercise price of $2.09 and with a term of five (5) years. The issuance of the warrant is subject to resolution of a contractual dispute and board of directors' approval. We believe that the issuance of the warrant and underlying common stock will be exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

- In April 2002, we issued 1,225,000 shares of common stock in connection with the initial closing of a private placement offering of our common stock at $1.00 per share. The initial closing was contingent upon closing the reverse acquisition of HiEnergy Microdevices by SLW Enterprises through the voluntary share exchange. In June 2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of the private placement for aggregate gross proceeds of $1,725,000. An offering memorandum was distributed to each prospective investor. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $750,000 of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

- In April 2002, we issued 14,380,200 shares of common stock to the stockholders of HiEnergy Microdevices in connection with a voluntary share exchange offering between SLW Enterprises and the stockholders of HiEnergy

Microdevices. An offering memorandum was distributed to all of the HiEnergy Microdevices stockholders 20 business days before the offering closed. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those HiEnergy Microdevices stockholders who reside outside the United States and are not United States citizens, comprising 1,444,606 shares of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

- In April 2002, SLW Enterprises' board of directors, authorized and approved the grant and issuance of a stock option to Dr. Bogdan Maglich to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share. The option will terminate on November 30, 2008. The stock options were granted and issued in exchange for Dr. Maglich's agreement to cancel 111,040 HiEnergy Microdevices stock options issued to him prior to the acquisition of HiEnergy Microdevices by HiEnergy Technologies. The 2,482,011 shares underlying the stock option were calculated at the same rate as the voluntary share exchange transaction, or 22.3524 per HiEnergy Microdevices share and the option price was adjusted accordingly from $3.00 per share to $0.134 per share. We believe that the offer and sale of the stock options and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Dr. Maglich is an executive officer and director of both HiEnergy Microdevices and HiEnergy Technologies. The stockholders of HiEnergy Technologies, excluding Dr. Maglich and shares beneficially attributed to him, ratified the grant of the stock option at our Annual Meeting of Stockholders held on October 10, 2002.

- In April 2000, SLW Enterprises issued 1,600,000 shares of common stock to Suzanne L. Wood, the company's founder and sole director and officer at the time, in satisfaction of expenses paid on behalf of the company by Ms. Wood in the amount of $16,000. We believe the issuance of the shares was exempt from registration under Rule 506 of Regulation D under Sections 3(b) and 4(2), respectively, of the Securities Act and/or under Regulation S of the Securities Act because Ms. Wood resides outside the U.S. and is a Canadian citizen.

ITEM  27.  EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
------     -----------
 2.1     Voluntary  Share  Exchange  Agreement  dated March 22, 2002 between the
         Registrant  and  HiEnergy  Microdevices,  Inc.  (1)

2.2      Agreement  and  Plan  of  Merger  dated October 18, 2002 by and between the
         Registrant  and  its  wholly  owned  subsidiary,  HiEnergy Technologies, Inc., a
         Delaware  corporation

3.1      Certificate  of  Incorporation  filed  on  October  17,  2002

3.2      Bylaws  adopted  on  October  18,  2002

4.1      Specimen  Common  Stock  Certificate

4.2      Specimen  Series  A  Convertible  Preferred  Stock  Certificate

4.3      Designation  of Relative Rights and Preferences of the Series A Convertible
         Preferred  Stock  (see  Exhibit  3.1)

4.4      Form  of Registration Rights Agreement between the Registrant and each June
         2002  Private  Placement  Common  Stock  investor

4.5      Registration  Rights  Agreement  dated July 12, 2002 between the Registrant and  Isaac  Yeffet

4.6      Registration  Rights Agreement dated August 19, 2002 between the Registrant and  Primoris  Group  Inc.

4.7      Form of Registration Rights Agreement dated October 7, 2002 between the
         Registrant  and  the  Series  A  Convertible  Preferred  Stock  investors

                                      II-4

 4.8     Form  of Warrant Certificate dated October 7, 2002 issued by the Registrant to  each  Series  A  Convertible  Preferred  Stock  investor

4.9      Form  of  Registration  Rights  Agreement  between  the Registrant and each
         October  2002  Private  Placement  Common  Stock  Investor

4.10     Form  of  Warrant Certificate issued by the Registrant to each October 2002
         Private  Placement  Common  Stock  investor

5.1      Opinion  of  QED  Law  Group,  P.L.L.C

10.1     Lease  Agreement  dated  August 15, 2002 between the Registrant and Del Mar
         Avionics

10.2     Lease Agreement dated December 13, 1996 between HiEnergy Microdevices, Inc.
         and  TESLAco  (2)

10.3     Award Contract dated February 12, 2002 by the U.S. Department of Defense to the  Registrant  (2)

10.4     Employment  Agreement  dated  March  6, 2002 between HiEnergy Microdevices,
         Inc.  and  Dr.  Bogdan  C.  Maglich  (2)

10.5     Nonqualified  Stock Option dated April 24, 2002 issued by the Registrant to
         Bogdan  C.  Maglich  (2)

10.6     Assignment and Assumption of Employment Agreement dated July 6, 2002 by and among  the Registrant, HiEnergy Microdevices, Inc. and Dr. Bogdan C. Maglich (2)

10.7     Warrant  Certificate  dated  June 3, 2002 issued by the Registrant to Rheal
         Cote  (2)

10.8     Consulting  Agreement dated July 12, 2002 between the Registrant and Yeffet
         Security  Consultant,  Inc.  (2)

10.9     Amended  and  Restated Nonqualified Stock Option dated July 12, 2002 issued by  the  Registrant  to  Isaac  Yeffet

10.10    Placement  Agent  Letter  Agreement  dated August 8, 2002 between the
         Registrant  and  H.C.  Wainwright  &  Co.,  Inc.  (3)

10.11    Consulting  Agreement  dated  August  1,  2002  between  the Registrant and
         Primoris  Group  Inc.

10.12    Amendment  No.  1 to the Consulting Agreement dated August 19, 2002 between the  Registrant  and  Primoris  Group  Inc.

10.13    Nonqualified  Stock  Option  [Warrant]  dated  August 1, 2002 issued by the
         Registrant  to  Primoris  Group  Inc.

10.14*   Form  of  Warrant Certificate issued by the Registrant to H.C. Wainwright &
         Co.,  Inc.

10.15    Letter  Employment  Agreement  dated  February  26,  2002  between HiEnergy
         Microdevices,  Inc.  and  Michal  Levy

10.16    Assignment,  Assumption  and  Amendment of Employment Agreement dated
         September  17, 2002 by and among the Registrant, HiEnergy Microdevices, Inc. and
         Michal  Levy

10.17    Nonqualified Stock Option dated September 17, 2002 issued by the Registrant to  Michal  Levy

                                      II-5

10.18    Nonqualified  Stock  Option  dated  September  25, 2002 issued by the
         Registrant  to  Chapin  E.  Wilson

10.19    Nonqualified  Stock  Option  dated  September  25, 2002 issued by the
         Registrant  to  Derek  W.  Woolston

10.20    Employment  Agreement  dated  September 25, 2002 between the Registrant and
         Tom  Pascoe

10.21    Nonqualified  Stock  Option  effective  September  25,  2002  issued by the
         Registrant  to  Tom  Pascoe

10.22    Form  of  Series  A  Convertible  Preferred  Stock Purchase Agreement dated
         October  7,  2002  between  the  Registrant  and  the  investors  named  therein

10.23    Consulting  Agreement  dated  September 25, 2002 between the Registrant and
         Barry  Alter

10.24    Form  of  Subscription Agreement between the Registrant and each April 2002
         Private  Placement  Common  Stock  investor

10.25    Form of Subscription Agreement between the Registrant and each October 2002
         Private  Placement  Common  Stock  investor

10.26*   Form  of  Warrant  Certificate  issued  by  the  Registrant to Wolfe
         Axelrod  Weinberger  Associates  LLC

21.1     Subsidiaries  of  the  Registrant  (2)

23.1     Consent  of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

23.2     Consent  of  QED  Law  Group,  P.L.L.C.  (contained  in  Exhibit  5.1)

24.1     Power  of  Attorney  (contained  on the signature page to this registration statement)

*  To  be  filed  by  amendment.

(1) Filed on May 10, 2002 as an exhibit to HiEnergy Technologies' report on Form 8-K dated April 25, 2002 and incorporated herein by reference.

(2) Filed on July 29, 2002 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2002 and incorporated herein by reference.

(3) Filed on September 20, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the three-month period ended July 31, 2002 and incorporated herein by reference.

ITEM  28.  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Irvine, State of California, on the 5th day of November, 2002.

                                   HIENERGY  TECHNOLOGIES,  INC.


                                   By:  /s/  Tom  Pascoe
                                   ---------------------
                                   Tom  Pascoe,  President  and  CEO


                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Bogdan C. Maglich and Tom Pascoe, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 5th day of November, 2002.

                 SIGNATURE                      TITLE
                 ---------                      -----


/s/ B. C. Maglich
---------------------------------------    Chairman of the Board and Chief Scientific Officer
Bogdan C. Maglich


/s/ Tom Pascoe                                 Chief Executive Officer, President,
 ---------------------------------------  Treasurer and Director (principal executive officer
Tom Pascoe                                      and principal financial  officer)


 /s/ Barry Alter
----------------------------------------
Barry Alter                                                Director


/s/ Gregory F. Gilbert
----------------------------------------
Gregory F. Gilbert                                         Director

----------------------------------------
Harb S. Al Zuhair                                          Director


----------------------------------------
Richard F. Alden                                           Director



                 EXHIBITS FILED WITH THIS REGISTRATION STATEMENT


EXHIBIT
NUMBER     DESCRIPTION
------     -----------

2.2      Agreement  and  Plan  of  Merger  dated October 18, 2002 by and between the
         Registrant  and  its  wholly  owned  subsidiary,  HiEnergy Technologies, Inc., a
         Delaware  corporation

3.1      Certificate  of  Incorporation  filed  on  October  17,  2002

3.2      Bylaws  adopted  on  October  18,  2002

4.1      Specimen  Common  Stock  Certificate

4.2      Specimen  Series  A  Convertible  Preferred  Stock  Certificate

4.3      Designation  of Relative Rights and Preferences of the Series A Convertible
         Preferred  Stock  (see  Exhibit  3.1)

4.4      Form  of Registration Rights Agreement between the Registrant and each June
         2002  Private  Placement  Common  Stock  investor

4.5      Registration  Rights  Agreement  dated July 12, 2002 between the Registrant and  Isaac  Yeffet

4.6      Registration  Rights Agreement dated August 19, 2002 between the Registrant and  Primoris  Group  Inc.

4.7      Form of Registration Rights Agreement dated October 7, 2002 between the
         Registrant  and  the  Series  A  Convertible  Preferred  Stock  investors

4.8      Form  of Warrant Certificate dated October 7, 2002 issued by the Registrant to  each  Series  A  Convertible  Preferred  Stock  investor

4.9      Form  of  Registration  Rights  Agreement  between  the Registrant and each
         October  2002  Private  Placement  Common  Stock  Investor

4.10     Form  of  Warrant Certificate issued by the Registrant to each October 2002
         Private  Placement  Common  Stock  investor

5.1      Opinion  of  QED  Law  Group,  P.L.L.C

10.1     Lease  Agreement  dated  August 15, 2002 between the Registrant and Del Mar
         Avionics

10.9     Amended  and  Restated Nonqualified Stock Option dated July 12, 2002 issued by  the  Registrant  to  Isaac  Yeffet

10.11    Consulting  Agreement  dated  August  1,  2002  between  the Registrant and
         Primoris  Group  Inc.

10.12    Amendment  No.  1 to the Consulting Agreement dated August 19, 2002 between the  Registrant  and  Primoris  Group  Inc.

10.13    Nonqualified  Stock  Option  [Warrant]  dated  August 1, 2002 issued by the
         Registrant  to  Primoris  Group  Inc.

10.15    Letter  Employment  Agreement  dated  February  26,  2002  between HiEnergy
         Microdevices,  Inc.  and  Michal  Levy



10.16    Assignment,  Assumption  and  Amendment of Employment Agreement dated
         September  17, 2002 by and among the Registrant, HiEnergy Microdevices, Inc. and
         Michal  Levy

10.17    Nonqualified Stock Option dated September 17, 2002 issued by the Registrant to  Michal  Levy

10.18    Nonqualified  Stock  Option  dated  September  25, 2002 issued by the
         Registrant  to  Chapin  E.  Wilson

10.19    Nonqualified  Stock  Option  dated  September  25, 2002 issued by the
         Registrant  to  Derek  W.  Woolston

10.20    Employment  Agreement  dated  September 25, 2002 between the Registrant and
         Tom  Pascoe

10.21    Nonqualified  Stock  Option  effective  September  25,  2002  issued by the
         Registrant  to  Tom  Pascoe

10.22    Form  of  Series  A  Convertible  Preferred  Stock Purchase Agreement dated
         October  7,  2002  between  the  Registrant  and  the  investors  named  therein

10.23    Consulting  Agreement  dated  September 25, 2002 between the Registrant and
         Barry  Alter

10.24    Form  of  Subscription Agreement between the Registrant and each April 2002
         Private  Placement  Common  Stock  investor

10.25    Form of Subscription Agreement between the Registrant and each October 2002
         Private  Placement  Common  Stock  investor

21.1     Subsidiaries  of  the  Registrant  (2)

23.1     Consent  of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

23.2     Consent  of  QED  Law  Group,  P.L.L.C.  (contained  in  Exhibit  5.1)

24.1     Power  of  Attorney  (contained  on the signature page to this registration statement)

